                                                                   Exhibit 10.35


                                                               EXECUTION VERSION

                     --------------------------------------

                                  ENGINE LEASE

                             COMMON TERMS AGREEMENT

                     --------------------------------------

                          DATED AS OF December 18, 2001

                                     BETWEEN

                            CHAUTAUQUA AIRLINES, INC.

                                       And

                     GENERAL ELECTRIC CAPITAL CORPORATION




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Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

                                                       CONTENTS
SECTION                                                                                                       PAGE
1.  INTERPRETATION..............................................................................................1

2.  REPRESENTATIONS AND WARRANTIES..............................................................................2

3.  CONDITIONS PRECEDENT........................................................................................3

4.  COMMENCEMENT................................................................................................3

5.  PAYMENTS....................................................................................................4

6.  MANUFACTURER'S WARRANTIES..................................................................................17

7.  LESSOR'S COVENANTS.........................................................................................18

8.  LESSEE'S COVENANTS.........................................................................................20

9.  INSURANCE..................................................................................................30

10.    INDEMNITY...............................................................................................31

11.    EVENTS OF LOSS..........................................................................................34

12.    RETURN OF engines.......................................................................................36

13.    DEFAULT.................................................................................................37

14.    TRANSFER................................................................................................42

15.    MISCELLANEOUS...........................................................................................43

16.    DISCLAIMERS AND WAIVERS.................................................................................47

17.    BROKERS AND OTHER THIRD PARTIES.........................................................................49

18.    ILLEGALITY..............................................................................................50

schedule 1     Definitions
Schedule 2     Representations and Warranties
Schedule 3     Conditions Precedent
Schedule 4     Pre-Delivery Procedures and Delivery Condition
Schedule 5     Certificate of Acceptance
Schedule 6     Procedures and Operating Condition at Redelivery
Schedule 7     Insurance Requirements
Schedule 8(a)  Form of Lessee's General Counsel's Legal Opinion
Schedule 8(b)  Form of Opinion of Fulbright & Jaworski L.L.P.
Schedule 9     Events of Default
Schedule 10    Form of Lease Termination Certificate
Schedule 11    Form of Aircraft Owner/Mortgagee Acknowledgment
Schedule 12    Form of Engine Lease Supplement
Schedule 13    Form of Letter of Credit
Schedule 14    Form of Letter of Quiet Enjoyment

                                  ENGINE LEASE
                             COMMON TERMS AGREEMENT

THIS COMMON TERMS AGREEMENT (this "CTA") is made as of December 18, 2001
BETWEEN:

(1)  GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"); and

(2)  CHAUTAUQUA AIRLINES, INC. ("Lessee").

WHEREAS:

(A) From time to time, Lessee or one of its Affiliates may wish to lease commercial aircraft engines and related equipment from GECC or one of its Affiliates, and GECC or one of its Affiliates may wish to lease commercial aircraft engines and related equipment to Lessee or one of its Affiliates;

(B) Each party hereto wishes to provide in one document for certain common terms and conditions, as hereinafter provided in this CTA, that will be applicable, unless otherwise stated, to each such lease referred to in Recital (A); and

(C) Each such lease transaction will be concluded only on the terms of an agreement entitled "Engine Lease Agreement," which together with this CTA (which will be incorporated into and become part of such Engine Lease Agreement), will constitute the Lease for the applicable Engine including such related equipment as identified therein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In the Lease, capitalized words and expressions are defined in SCHEDULE 1 (INTERPRETATION) or in the Engine Lease Agreement, and the Lease shall be construed in accordance with such SCHEDULE 1 and the Engine Lease Agreement.

1.2  CONSTRUCTION

     (a)  In the Lease, unless otherwise stated, a reference to:

          (i) "Lessor," "Lessee," "GECAS," "Owner" or any other Person includes any of their successors and permitted assignees;

          (ii)   plural concepts shall include the singular and vice versa;

          (iii) any document (except this CTA unless Lessor and Lessee otherwise expressly agree) shall include any changes to that document;

          (iv) a Section or a Schedule is a reference to a section of or a schedule to this CTA;

          (v) any Regulation shall include any changes to that Regulation and any replacement for it;

          (vi) an obligation of a Person refers to any obligation that Person has under or in relation to the Lease;

          (vii) "includes," "including", "include" or similar terms shall not be construed as limiting and shall mean "including, without limitation"; and

          (viii) in the event of a conflict between the provisions of the Engine Lease Agreement and the provisions of this CTA, the provisions of the Engine Lease Agreement shall control.

     (b) Headings to Sections and Schedules in the Lease are not intended to affect their meaning.

2.   REPRESENTATIONS AND WARRANTIES.

2.1  LESSEE'S REPRESENTATIONS AND WARRANTIES.

     Lessee hereby makes the representations and warranties set out in
     Section 1.1 of Schedule 2 (LESSEE'S REPRESENTATIONS AND WARRANTIES) as of
     the date of execution of the Engine Lease Agreement and ....as of the
     Delivery Date thereunder, and Lessee understands that these statements must be true, both when the Engine Lease Agreement is executed and on the Delivery Date thereunder.

2.2  LESSOR'S REPRESENTATIONS AND WARRANTIES.

     Lessor hereby makes the representations and warranties set out in
     Section 1.2 of Schedule 2 (Lessor's Representations and Warranties) as of the date of execution of the Engine Lease Agreement and as of the Delivery Date thereunder, and Lessor understands that these statements must be true, both when the Engine Lease Agreement is executed and on the Delivery Date thereunder.

3. CONDITIONS PRECEDENT. Lessor need not deliver and start the leasing of the Engine under the Lease unless each of the Lessor Conditions Precedent is satisfied or waived in writing by Lessor. Lessee need not accept and start the leasing of the Engine under the Lease unless each of the Lessee Conditions Precedent is satisfied or waived in writing by Lessee.

4.   COMMENCEMENT

4.1  LEASING

     (a) Subject to Sections 3 (CONDITIONS PRECEDENT) and 4.4 (DELAYED DELIVERY), Lessor will lease that Engine to Lessee and Lessee will take that Engine on lease for the Term, which shall commence on the Delivery Date, and which shall be evidenced by Lessee's execution of an Engine Lease Supplement for such Engine on or before the Delivery Date. Lessor shall notify Lessee of the expected Delivery Date in the Scheduled Delivery Month.

     (b) Lessee will be responsible for all risks associated with any loss of or damage to the Engine from the Rent Commencement Date until possession of the Engine is returned to Lessor on the Return Occasion.

4.2 PRE-DELIVERY PROCEDURE. Lessor and Lessee will follow the Pre-Delivery Procedure.

4.3 DELIVERY AND ACCEPTANCE. After the Pre-Delivery Procedure has been completed and subject to Section 3 (CONDITIONS PRECEDENT):

     (a) Lessor will tender delivery of the Engine to Lessee at the Delivery Location.

     (b) Lessee will accept the Engine and provide evidence of its acceptance by signing and delivering an Engine Lease Supplement and Certificate of Acceptance to Lessor.

     Lessee's acceptance of the Engine shall be regarded as absolute, unconditional and irrevocable. After Delivery, Lessee shall bear all risk of loss for the Engine from any cause whatsoever.

4.4 DELAYED DELIVERY. Lessor shall not be liable for any Losses suffered or incurred by Lessee, arising from or in connection with any delay in delivery or failure to deliver the Engine.

5.   PAYMENTS

5.1  DEPOSIT. Lessee shall pay Lessor any Deposit.

5.2 RENTAL PERIODS. The first Rental Period will start on the Rent Commencement Date and each subsequent Rental Period will start on the date immediately following the last day of the previous Rental Period. Each Rental Period will end on the date immediately before the numerically corresponding day in the next month except as otherwise provided in the Engine Lease Agreement, except that:

     (a) if there is no numerically corresponding day in that month, it will end on the last day of that month;

     (b) if a Rental Period would otherwise extend beyond the Expiry Date, it will end on the Expiry Date.

5.3  RENT

     (a) TIME OF PAYMENT: Lessee will pay to Lessor or its order Rent in advance on each Rent Date. Lessor must receive value for the payment on each Rent Date. If a Rental Period begins on a day which is not a Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately after that day, without interest.

     (b) AMOUNT: The Rent payable during the Term shall be calculated in accordance with SCHEDULE B of the Engine Lease Agreement.

5.4  SUPPLEMENTAL RENT

     (a) AMOUNT: If, under the Engine Lease Agreement, Lessee is required to pay Supplemental Rent, Lessee will pay that Supplemental Rent, at the rates referred to in Section 3.1 of the Engine Lease Agreement, to Lessor in relation to each calendar month (or part of a month) of the Term, on the fifteenth day following the end of that calendar month (except that the last payment of Supplemental Rent during the Term shall be paid on the Expiry Date).

     (b) ADJUSTMENT: If, under the Engine Lease Agreement, Lessee is required to pay Supplemental Rent, the Supplemental Rent rates shall be adjusted after the Delivery Date not more frequently than annually (with any such adjustment having retrospective application as appropriate to reflect the provisions of paragraphs (ii) and (iii) below) based on the following:

          (i) ANNUAL SUPPLEMENTAL RENT ADJUSTMENT: by the Annual Supplemental Rent Adjustment, compounded annually commencing on the first anniversary of the Delivery Date.

          (ii) HOUR TO CYCLE RATIO ADJUSTMENT: Lessor and Lessee acknowledge that the Engine Supplemental Rent rate and the Engine LLP Supplemental Rent rate are based upon the assumption that the Engine will operate on an Assumed Ratio. If that assumption proves to be incorrect at any time for any period of twelve
                 (12) consecutive months during the Term based upon Lessee's actual operating experience during such twelve (12) months, and the hour to cycle ratio differs from the Assumed Ratio by more than ten percent (10%) during such twelve (12) month period,
                 (i) Lessor shall have the right, upon written notice to Lessee, to adjust the Engine Supplemental Rent rate and the Engine LLP Supplemental Rent rate (in the case of a decrease in the ratio below the Assumed Ratio) and (ii) Lessor, upon written request from Lessee, will make that adjustment (in the case of an increase in the ratio above the Assumed Ratio). Any adjustment shall be based on a table contained in the Engine Lease Agreement. Actual hour to cycle ratios may fall outside the ratios identified in that table. In that case, the actual values shall be determined by extrapolating the closest observed intervals in the table. If the Engine Lease Agreement does not include a table showing the adjustment that should be made in respect of Engine Supplemental Rent or Engine LLP Supplemental Rent (as the case may be) for changes in the Assumed Ratio, then no such adjustment shall be made.

          (iii) ENGINE-THRUST-RATING ADJUSTMENT: Lessor and Lessee acknowledge that any amounts of Engine Supplemental Rent payable by Lessee are based upon the assumption that the Engines will operate at certain assumed engine thrust ratings. If that assumption proves to be incorrect by more than ten percent (10%) at any time for a period of 12 consecutive months during the Term based upon Lessee's actual operating experience during such 12 months, (i) Lessor shall have the right, upon written notice to Lessee, to make such adjustment as Lessor determines is necessary in its reasonable discretion to maintain the rates of Engine Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates (in the case where the Engine Supplemental Rent rate is adjusted upward) and (ii) Lessor, upon written request from Lessee, will make (and notify Lessee in writing of) such adjustment as Lessor determines is necessary in its reasonable discretion to maintain the rates of Engine Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates (in the case where the Engine Supplemental Rent rate is adjusted downward).

          (iv) MATERIAL REVISION TO MAINTENANCE PROGRAM: If the Maintenance Program is revised so as to materially affect the cost associated with obtaining relevant maintenance services for which a Maintenance Contribution may be payable, (i) Lessor shall have the right, upon written notice to Lessee, to make such adjustment as Lessor determines is necessary in its reasonable discretion to maintain the Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates (in the case where the Supplemental Rent rate is adjusted upward) and (ii) Lessor, upon written request from Lessee, will make (and notify Lessee in writing of) such adjustment as Lessor determines is necessary in its reasonable discretion to maintain the rates of Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates (in the case where the Engine Supplemental Rent rate is adjusted downward). Each notice by Lessor mentioned in paragraphs (ii), (iii) and
                 (iv) shall specify the revised Supplemental Rent rates and the effective date of such revision, and Lessee shall be bound by all such adjustments made by Lessor in its reasonable discretion. Lessee agrees to advise Lessor, in writing, promptly following any occurrence which would result in the assumptions mentioned in paragraphs (ii) and (iii) above becoming incorrect at any time during the Term.

     (C) LESSOR'S PROPERTY: Lessee acknowledges and agrees that Supplemental Rent is additional rent for the leasing of the Engine and not cash collateral or other collateral security for Lessee's maintenance obligations under the Lease. Once paid all Supplemental Rent is the property of Lessor, it is not refundable to Lessee under any circumstances whatsoever and Lessee has no interest therein whatsoever.

5.5 PAYMENTS. All payments by Lessee to Lessor under the Lease will be made for value on the due date (or if the due date is not a Business Day then on the following Business Day) in Dollars and in immediately available funds by wire transfer to the Lessor's Account.

5.6  WITHHOLDING

     (a) WITHHOLDING: Lessee must not deduct any amount from any of its payments under the Lease, for or on account of any Taxes, unless it is required by Law to do so, in which case Lessee must:

     (i)  deduct the minimum amount necessary to comply with the Law;

     (ii) pay Lessor an extra amount so that Lessor receives a net amount on the relevant payment date, that is equal to the amount that it would have received if the reduction had not been made. The amount of any such payment to Lessor must take into account the tax treatment of that payment to Lessor applying the principles of Section 5.10 (INDEMNITY PAYMENTS - AFTER TAX BASIS) such that

          Lessor shall be in no worse position than it would have been if the deduction had not applied in the first place;

     (iii) pay the Tax to the relevant taxing authority according to relevant Law; and

     (iv) obtain a receipt (if one is available) from the relevant taxing authority and give it to Lessor.

     Except with respect to the application of the principles of Section 5.10, this Section 5.6 shall not apply to any Lessor Taxes described in Section 5.8.

5.7  TAX INDEMNITY

     (a)  General:

          (i) Except as provided in Section 5.8 (LESSOR TAXES), Lessee will on demand pay and indemnify each Tax Indemnitee against any and all Taxes levied or imposed against or upon or payable by such Tax Indemnitee or Lessee and arising from, with respect to or in connection with the transactions pursuant to the Lease, including all Taxes relating or attributable to Lessee, the Lease or the Engine, directly or indirectly, in connection with the importation, exportation, registration, ownership (but only to the extent relating to or attributable to or arising as a result of the possession, operation, use or maintenance of the Engine by Lessee), leasing, subleasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Engine or any part thereof or any rent, receipts, insurance proceeds, income, indemnification payment or other amounts arising therefrom, or the making of any Equipment Change or the permanent replacement of any Engine provided, that as a condition precedent to any performance by the Lessee in connection with any indemnity, payment or other obligation pursuant to this Section 5.7 with respect to any Person claiming as a Tax Indemnitee which is not a signatory to this Agreement, such Person shall expressly agree in writing with the Lessee to be bound by all the terms of this Section and this Agreement applicable to such Person in its capacity as a Tax Indemnitee.

          (ii) All Taxes indemnified pursuant to this Section 5.7(a) shall be paid by Lessee directly to the appropriate taxing authority (to the extent permitted by applicable Law) at or before the time prescribed by applicable Law.

          (iii) Any amount payable by Lessee to a Tax Indemnitee pursuant to this Section 5.7(a) (GENERAL) shall be paid within thirty (30) days after receipt of a written demand therefor from the relevant Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that such amount need not be paid prior to the later of (i) the due date for such Taxes or
                 (ii) in the case of amounts which are being contested by the Lessee in good faith or by the Tax Indemnitee pursuant to
                 Section 5.9, the time such contest is finally resolved. Within 15 days following the Lessee's receipt of the computation of the amount of the indemnity, the Lessee may request that an accounting firm to be jointly selected by the Lessee and such Tax Indemnitee determine whether such computations of the Tax Indemnitee are correct. The computations of such accounting firm shall be final, binding, and conclusive upon the parties and the Lessee shall have no right to inspect the books, records, or tax returns of the Tax Indemnitee to verify such computation. All fees and expenses payable in connection with such verification shall be borne by the Lessee unless such verification discloses an error adverse to the Lessee of 5% or more of the amount computed by the Tax Indemnitee, in which case such fees and expenses shall be paid by the Tax Indemnitee.

     (b)  SALES AND USE TAXES:

          (i) Without limiting Section 5.7(a) (GENERAL) above, Lessee shall, subject to the exclusions in Section 5.8 (LESSOR TAXES) below, pay to Lessor (or, if permitted by applicable Law and if requested by Lessor, Lessee shall pay to the relevant tax authority for the account of Lessor) all sales, use, rental, value added, goods and services and similar taxes ("SALES TAXES") required to be paid to the tax authority of the jurisdiction in which the Delivery Location is situated or to the jurisdiction of the Habitual Base or the State of Incorporation, or to the tax authority of any jurisdiction in which the Engine may be used, operated or otherwise located from time to time, with respect to the lease of the Engine to Lessee, including any "supply" for Sales Tax purposes under the Lease, unless Lessee delivers to Lessor such exemption certificate or other document as may be required by applicable Law to evidence Lessor's entitlement to exemption from all Sales Taxes imposed by each such jurisdiction with respect to the lease of the Engine.

          (ii) The parties will cooperate with each other in connection with the preparation and filing of any exemption application or similar document that is reasonably necessary or desirable under applicable Law to avoid the imposition of any Sales Taxes with respect to the transactions contemplated by the Lease.

          (iii) The specific obligations with respect to sales and use taxes set forth in this Section 5.7(b) are in addition to, and are not in substitution for, Lessee's obligation to indemnify for sales and use taxes pursuant to Section 5.7(a) (GENERAL).

     (c) Lessee will also indemnify each Tax Indemnitee, on an After-Tax Basis, as set forth in the Section entitled "Special Tax Indemnity" in Schedule B of the Engine Lease Agreement, and the provisions of Section 5.9 (TAX CONTEST AND INFORMATION) shall apply thereto.

5.8  LESSOR TAXES. Lessee is not required to indemnify a Tax Indemnitee under
     Section 5.6 (WITHHOLDING), Section 5.7(a)(GENERAL), or Section 5.7(b) (SALES AND USE TAXES) to the extent that the Tax arises because of:

          (i)    the willful misconduct or gross negligence of a Tax Indemnitee;

          (ii) a Tax liability Lessor or Owner has which would have arisen even if the Lease had not been entered into;

          (iii) a Tax liability charged on a Tax Indemnitee's income, receipts, profits, gains, franchise, net worth, or doing business (but excluding any Tax that is a Sales Tax or property tax or that is in the nature of a Sales Tax or property tax) imposed by (x) any Government Entity in the United States or (y) any government entity in a jurisdiction other than the United States if such Tax would not have been imposed but for the presence of a Tax Indemnitee in such jurisdiction or other connection of a Tax Indemnitee with such jurisdiction unless such presence or connection is attributable to this Lease or the transactions contemplated herein ;

          (iv) a Tax liability charged with respect to the period, or an event occurring, after the Expiry Date, provided that the exclusion set forth in this Section 5.8(iv) shall not apply to the extent such Tax liability is either directly attributable to the Lessor's exercise of remedies pursuant to Section 13.2 or is imposed on or with respect to payments due from the Lessee after the Expiry Date;

          (v) Taxes imposed on a Tax Indemnitee or any successor, assign or Affiliate thereof which became payable by reason of any mortgage, pledge, financing, transfer or disposition by such Tax Indemnitee subsequent to the Delivery Date of all or any interest in an Engine other than (A) transfers resulting from a loss, substitution or modification of an Engine, (B) transfers pursuant to the Lessor's exercise of remedies in accordance with Section 13.2, or (C) a transfer to Lessee pursuant to
                 Section 3.5 of the Engine Lease Agreement;

          (vi) interest, penalties, fines or additions to tax to the extent they relate to Taxes for which no indemnity would be payable by Lessee pursuant to this Section 5.8;

          (vii) Taxes imposed on a transferee of a Tax Indemnitee to the extent that the aggregate amount of such Taxes exceeds the Taxes that would have been imposed on the transferor in the absence of such transfer with such determination to be made based on the laws in effect on the date of such transfer, provided that the exclusion in this clause (vii) shall not apply in the case of any such sale, assignment, transfer or disposition that occurs in connection with an Event of

                 Default or in connection with a bankruptcy, insolvency or other proceeding for the relief of debtors in which the Lessee is a debtor;

          (viii) United States withholding Taxes imposed as a result of a Tax Indemnitee not being a U. S. Person;

          (ix)   Taxes that would not have been imposed but for a Lessor Lien;
                 or

          (x)    Taxes imposed by Section 4975 of the Internal Revenue Code of
                 1986.

          Lessee will also indemnify each Tax Indemnitee, on an After-Tax Basis, as set forth in the Section entitled "Special Tax Indemnity" in SCHEDULE B of the Engine Lease Agreement.

5.9  TAX INFORMATION, TAX CONTEST, AND REFUND

     (a)  INFORMATION

          (i) If Lessee is required by any applicable Law to deliver any report or return in connection with any Taxes for which Lessee would be obligated to indemnify Lessor or any other Tax Indemnitee under the Lease, Lessee will complete the same and, on request, supply a copy of the report or return to Lessor.

          (ii) If any report, return or statement is required to be made by Lessor or any other Tax Indemnitee with respect to any Tax (other than an income tax imposed by any government entity in the United States) for which there is an indemnity obligation of Lessee under the Lease, Lessee will, to the extent that Lessee has knowledge or reasonably should have knowledge thereof, promptly notify Lessor of the requirement and:

                 (y) if permitted by applicable Law, make and timely file such report, return or statement (except for any report, return or statement that Lessor has notified Lessee that Lessor or any other Tax Indemnitee intends to prepare and file), prepare such return in such manner, if required, as will show Lessor as lessor of the Engine and the ownership of the Engine in Lessor, and provide Lessor upon request a copy of each such report, return or statement filed by Lessee, or

                 (z) if Lessee is not permitted by applicable Law to file any such report, return or statement, Lessee will prepare and deliver to Lessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed.

          (iii) Lessee will provide such information and documents as Lessor may reasonably request to enable Lessor or any other Tax Indemnitee to comply with its tax filing, audit and litigation obligations. Lessor or any other Tax Indemnitee will provide such information or documents, at Lessee's expense, that Lessee does not otherwise have as Lessee may reasonably request and which are necessary to enable Lessee to comply with its obligations under the Lease (including

                 Sections 5.6(WITHHOLDING) and 5.7(TAX INDEMNITY) of the CTA and SCHEDULE B of the Engine Lease Agreement).

     (B) CONTEST: If any Tax Indemnitee receives a written claim for any Tax for which a Tax Indemnitee would be required to pay an indemnity pursuant to Section 5.7, such Tax Indemnitee shall notify Lessee promptly of such claim, provided that any failure to provide such notice will not relieve Lessee of any indemnification obligation pursuant to Section 5.7 unless such failure effectively precludes the ability to contest such Tax. If timely requested by Lessee in writing, Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all costs, expenses, legal and accountants' fees and disbursements, and penalties, interest and additions to tax incurred in contesting such claim) in good faith contest or (if permitted by applicable Law) permit Lessee to contest such claim by (i) resisting payment thereof if practicable and appropriate, (ii) not paying the same except under protest if protest is necessary and proper, or (iii) if payment is made, using reasonable efforts to obtain a refund of such Taxes in appropriate administrative and judicial proceedings. The Tax Indemnitee shall determine the method of any contest conducted by the Tax Indemnitee except for any contest involving only taxes (other than income taxes) of the Tax Indemnitee for which the Tax Indemnitee is indemnified under this Agreement ("Severable Taxes") and (in good faith consultation with Lessee) control the conduct thereof. Lessee shall determine the method of any contest conducted by Lessee and any contest involving Severable Taxes and (in good faith consultation with the Tax Indemnitee) control the conduct thereof. Lessee shall pay in full all payments of Rent and other amounts payable pursuant to the Lease, without reduction for or on account of any Tax (other than Lessor Taxes described in Section 5.8), while such contest is continuing. A Tax Indemnitee shall not be required to contest, or to continue to contest, a claim for Taxes under this Section 5.9 if (w) Lessee shall have failed, upon request of the Tax Indemnitee, to acknowledge its liability for such claims, or (x) such contest would result in a risk of criminal penalties or a material risk of a sale, forfeiture or loss of (including loss of use), or the imposition of a Lien (other than a Permitted Lien) on, the Engine (unless the Lessee posts a bond or other security reasonably acceptable in form and substance to such Tax Indemnitee), or (y) in the case of a contest other than a contest of Severable Taxes, Lessee shall not have furnished an opinion of independent tax counsel selected by Tax Indemnitee and reasonably satisfactory to Lessee, that a reasonable basis exists for such contest, or (z) in the case of a contest other than a contest of Severable Taxes, a Default shall be continuing (unless Lessee shall have provided security reasonably satisfactory to Lessor securing Lessee's performance of its obligations under this
          Section 5.9). If a Tax Indemnitee contests any claim for Taxes by making a payment and seeking a refund thereof, then Lessee shall advance to the Tax Indemnitee, on an interest-free basis, an amount equal to the Taxes to be paid by Tax Indemnitee in connection with the contest and shall indemnify Lessor on an After-Tax Basis for any adverse tax consequences to Tax Indemnitee of such interest-free advance. Upon the final determination of any contest pursuant to this
          Section 5.9 in respect of any Taxes for which Lessee shall have made an advance to Lessor in accordance with the immediately preceding sentence, the amount of Lessee's obligation shall be determined as if such advance had not been made; any indemnity obligation of Lessee to Tax Indemnitee under this Section 5.9 and Tax Indemnitee's obligation to repay the advance will be satisfied first by setoff against each other, and any difference owing by either party shall be paid within ten days after such final determination.

     (C) REFUNDS. If a Tax Indemnitee obtains a refund or reimbursement of all or any part of any Taxes that the Lessee shall have paid for such Tax Indemnitee or that the Lessee shall have reimbursed, advanced funds to or indemnified such Tax Indemnitee, but not before Lessee shall have made all payments then due to such Tax Indemnitee pursuant to Section
          5.7 and any other payments then due under the Lease, such Tax Indemnitee shall pay Lessee the amount of such refund or reimbursement, reduced by any Taxes imposed on the Tax Indemnitee on receipt or accrual of such refund or reimbursement and increased by any Taxes saved by the Tax Indemnitee by reason of the deductibility of such payment by Tax Indemnitee. If, in addition to such refund or reimbursement, the Tax Indemnitee receives an amount of interest on such refund or reimbursement, such Tax Indemnitee shall pay to Lessee the portion of such interest which is fairly attributable to such refund, reduced by any Taxes imposed on the Tax Indemnitee on receipt or accrual of such interest and increased by any Taxes saved by reason of the deductibility of such payment by Tax Indemnitee. Tax Indemnitee shall not be required to make any payment to Lessee pursuant to this
          Section 5.9 while an Event of Default shall have occurred and be continuing.

5.10 INDEMNITY PAYMENTS - AFTER-TAX BASIS. The amount of any payment made under
     Section 5.6 (WITHHOLDING), Section 5.7 (TAX INDEMNITY), Section 5.21(EXPENSES) or Section 10(INDEMNITY) to or for the benefit of any Indemnitee, shall include such amount as may be necessary to hold such Indemnitee harmless on an After-Tax Basis from all Taxes required to be paid by such Indemnitee with respect to such payment or indemnity (including any payments pursuant to this Section 5.10). If any Tax Indemnitee or Indemnitee shall realize a tax benefit as a result of any claims or Taxes paid or indemnified against by the Lessee under Section 5.6, Section 5.7, Section 5.21, or Section 10 (whether by way of deduction, credit, allocation or apportionment of income or otherwise) to the extent such tax benefit was not previously taken into account in computing the amount of such payment or indemnity, but not before the Lessee shall have made all payments then due to such Tax Indemnitee or Indemnitee under this Agreement and the Lease, such Tax Indemnitee or Indemnitee shall pay to the Lessee an amount that, after subtraction of any further tax savings such Tax Indemnitee or Indemnitee realizes as a result of the payment thereof, is equal to the amount of such tax benefit. In determining the order in which any Tax Indemnitee utilizes withholding or other foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; and (ii) then, on a pro rata basis, all foreign taxes with respect to which such Tax Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, or other financing document (including this Agreement) that is similar to the indemnification provision in Section 5.7.

5.11 LESSOR OBLIGATIONS FOLLOWING EXPIRY DATE. Promptly after:

     (a) redelivery of the Engine to Lessor in accordance with and in the condition required by the Lease; or

     (b) payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

     (c) exercise by Lessee of any option which may be set forth in the Lease from time to time to purchase the Engine and payment by Lessee to Lessor of the amount set forth in the Lease as the purchase option price, in accordance with and within such period as may be provided in the Lease;

     or in each case such later time as Lessor is reasonably satisfied that Lessee has irrevocably paid to Lessor all amounts which may then be due and payable under the Lease and the Other Agreements and in each case so long as no other Default has occurred and is continuing:

          (i)    Lessor will pay to Lessee the balance of the Deposit (if any);

          (ii) Lessor will pay to Lessee the amount of any Rent received in respect of any period falling after the date of redelivery of the Engine or payment of the purchase option price in connection with Lessee's exercise of any purchase option for an Engine that may be set forth in the Lease or payment of the Agreed Value, as the case may be; and

          (iii)  Lessor will return to Lessee or cancel any Letter of Credit.

5.12 NET LEASE

     The Lease is a net lease. The Lessee's obligation to pay Rent and to perform all of its other obligations under the Lease is absolute and unconditional no matter what happens and no matter how fundamental or unforeseen the event, including any of the following: (a) any right of set-off, counterclaim, recoupment, defense or other right which either party to the Lease may have against the other (including any right of reimbursement) or which Lessee may have against the Manufacturer, any manufacturer or seller of or any Person providing services with respect to the Engine or any Part or any other Person, for any reason whatsoever; (b) any unavailability of the Engine for any reason, including a requisition of the Engine or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Engine (whether or not the same would, but for this provision, result in the termination of the Lease by operation of Law); (c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Engine for any particular use or trade, or for registration or documentation under the Law of any relevant jurisdiction, or (except as otherwise provided in Section 11 of this CTA) any Event of Loss in respect of or any damage to the Engine; (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor, Lessee or any other Person; (e) any invalidity or unenforceability or lack of due authorization of, or other defect in, the Lease; (f) any Security Interests or Taxes; and/or (g) any other cause or circumstance which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under the Lease. Lessee acknowledges and agrees that it has used its own judgement in selecting the Engine, and has not relied on Lessor or on any information supplied by Lessor, that Lessor is not a manufacturer of or dealer in engines and that Lessor has all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the UCC applies as provided in such Section 2A-407.

     Except as expressly set forth elsewhere in the Lease, Lessee hereby waives, to the extent permitted by applicable Law, any and all right which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender the Lease or the Engine or any obligation imposed upon Lessee under the Lease (including payment of Rent or Supplemental Rent).

     Each payment of Rent or Supplemental Rent made by Lessee shall be final. Lessee will not seek to recover all or any part of any payment of Rent or Supplemental Rent for any reason whatsoever except manifest error in which case Lessor shall make payment to Lessee promptly following receipt of Lessee's written notice identifying such error (subject always to Section 5.20).

     Nothing in this Section 5.12 will constitute a waiver by or be construed to limit Lessee's right to institute separate legal proceedings or otherwise independently pursue any claim against Lessor in the event of Lessor's breach of the Lease, subject to Sections 7.1, as it relates to quiet enjoyment, and 16.3, as it relates to claims generally, of this CTA, or to limit Lessee's rights and remedies against any other Person.

5.13 FURTHER PROVISIONS REGARDING DEPOSIT

     (a) If, under the Lease, Lessee is required to pay a Deposit, Lessee hereby grants a security interest in the Deposit to Lessor and the remaining provisions of this Section shall apply. Lessee agrees that Lessor shall be entitled to commingle the Deposit with Lessor's general or other funds, Lessor will have no obligation to pay any interest thereon and Lessor will not hold any such funds as agent or in trust for Lessee or in any similar fiduciary capacity. In this regard, Lessee acknowledges and agrees that the requirements of
          Section 7-101 of the NEW YORK GENERAL OBLIGATIONS LAW to the effect that Lessor hold the Deposit in a separate, interest bearing account do not apply.

     (b) If a Special Default or an Event of Default shall have occurred and be continuing under the Lease, in addition to all rights and remedies accorded to Lessor elsewhere in the Lease or under Law in respect of the Deposit, Lessor may immediately or at any time thereafter, without prior notice to Lessee, apply all or part of the Deposit (or any amount drawn under the Letter of Credit provided hereunder) (if applicable) in or towards the payment or discharge of any matured obligation owed by Lessee or any Affiliate of Lessee under the Lease or the Other Agreements, in such order as Lessor sees fit, and/or exercise any of the rights of set-off described in Section 5.20 (SET-OFF) against all or part of the Deposit (or any amount drawn under the Letter of Credit provided hereunder) (if applicable).

     (c) If Lessor exercises the rights described in Section 5.13(b), Lessee shall, following a demand in writing from Lessor, immediately restore the Deposit to the level at which it stood immediately prior to such exercise.

5.14 LETTER OF CREDIT

     (a) If, under the Lease, Lessee is required or elects to provide Lessor with a Letter of Credit, such Letter of Credit will be issued and payable by a Pre-Approved Bank or another bank acceptable to Lessor in its sole and absolute discretion and substantially in the form of
          Schedule 13 and otherwise in form and substance acceptable to Lessor in its sole and absolute discretion.

     (b) The Letter of Credit may have a validity period or periods ending prior to the Required LC Expiry Date, provided that (i) the Letter of Credit shall, in each case, be renewed, extended or reissued and delivered to Lessor not later than 30 Business Days prior to its expiry; and (ii) a Letter of Credit shall remain in force at all times up to the Required LC Expiry Date. Lessee acknowledges and agrees that its failure to renew, extend or reissue the Letter of Credit when and as provided in the foregoing sentence shall constitute an immediate Event of Default, which shall entitle Lessor to immediately draw upon the Letter of Credit in the full amount thereof.

     (c) If at any time during the Term, Lessor determines in its sole and absolute discretion that the current issuing or confirming bank for the Letter of Credit is no longer an acceptable issuing or confirming bank (whether by virtue of a material adverse change in its financial condition, a decrease in any credit rating of its long-term unsecured debt obligations, or for any other reason), Lessee shall within five
          (5) Business Days after the date of any such notice from Lessor cause the Letter of Credit to be replaced by a Letter of Credit issued by another bank acceptable to Lessor in its sole and absolute discretion and (if requested by Lessor in its sole and absolute discretion) that such replacement Letter of Credit is confirmed by another bank acceptable to Lessor in its sole and absolute discretion.

     (d) If Lessor makes a drawing under the Letter of Credit, Lessee shall, following a demand in writing by Lessor, immediately cause the maximum amount available for drawing under the Letter of Credit to be restored to the level at which it stood immediately prior to such drawing.

5.15 GUARANTEE. If, under the Engine Lease Agreement, Lessee is required to provide Lessor with a Guarantee, Lessee will on or prior to the Delivery Date provide Lessor with the Guarantee.

5.16 LATE PAYMENT INTEREST. If Lessee fails to pay any amount payable under the Lease on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgement) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a 30 day month and a 360 day year.

5.17 CURRENCY

     (a) Except for Losses and expenses suffered or incurred by Lessor, which shall be payable by Lessee to Lessor in the currency and in the amount in which such Loss is suffered or incurred, all amounts payable to Lessor under the Lease shall be payable in Dollars in New York and payment in Dollars in New York is of the essence. Lessee must indemnify Lessor against any Loss Lessor suffers if:

          (i) Lessor receives an amount relating to Lessee's obligations in a different currency from that in which payments should be made under the Lease; or

          (ii) Lessee pays a judgement or claim in a different currency from that in which payments should be made under the Lease.

     (b) Lessee waives any right to pay any amount under the Lease in a currency which is different from the currency provided in the Lease. Notwithstanding any such receipt, judgement or claim described in
          Section 5.17(a), Lessee shall have a separate obligation to pay, and Lessor shall have a separate claim against Lessee for, amounts to be indemnified by Lessee under this Section 5.17.

5.18 CERTIFICATES. Except where expressly provided in the Lease, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under the Lease will, in the absence of manifest error, be presumed to be correct.

5.19 APPROPRIATION. If any sum paid or recovered by Lessor in respect of the liabilities of Lessee under the Lease is less than the amount then due, Lessor may apply that sum to amounts due under the Lease in such proportions and order and generally in such manner as Lessor may determine in its sole discretion.

5.20 SET-OFF. In this Section 5.20, references to Lessee will also include Lessee Affiliates. Lessor may, without notice, set-off any obligations owed by Lessee under the Lease or under the Other Agreements against any obligation Lessor or any of its Affiliates owes Lessee under the Lease or under the Other Agreements, regardless of the place of payment or currency. Promptly after making any such set-off, Lessor shall notify Lessee thereof, but failure to give such notice shall not affect the effectiveness of any such set-off. If the obligations are in different currencies,

     Lessor may convert either obligation at the market rate of exchange available in New York. If the amount of an obligation is unknown, Lessor may estimate the amount. Any difference between the estimated obligation and the actual obligation will be paid by either Lessor or Lessee, as appropriate, when the amount becomes known.

5.21 EXPENSES. Lessee will pay to Lessor on demand all reasonable expenses (including all reasonable legal fees and expenses and the reasonable fees and expenses of other professional advisers) that the Lessor suffers or incurs:

     (a) to deal with any amendments, extensions, consents or waivers that are required in connection with the Lease (but excluding any expenses incurred by Lessor or Owner in connection with any change in the ownership or financing of the Engine or a change in the Lease that is otherwise requested by Lessor or Owner, and in each case unrelated to any consent, waiver or amendment requested by Lessee or any other act or omission of Lessee) or to deal with any replacement of any Engine or Part (except for the replacement of an Engine by or at the request of Lessor prior to the Delivery Date);

     (b) for FAA counsel and otherwise to act upon any advice and obtain assistance to perfect the Lease in the State of Registry and the State of Incorporation (and any other appropriate place); and

     (c) in connection with the enforcement or preservation of any of Lessor's rights under the Lease (including under Section 10) (INDEMNITY)) or in respect of the repossession of any Engine in accordance with Section
          13.2 of this CTA.

     All amounts payable pursuant to this Section 5.21 will be paid in the currency in which they are incurred by Lessor.

6.   MANUFACTURER'S WARRANTIES

     (a) So long as no Event of Default has occurred which is continuing, Lessor shall make available to Lessee during the Term the benefit of all manufacturer's warranties in relation to the repair or remedy of any defect in the Engine (including compensation for loss of use of the Engine, if available) to the extent that it is permitted to do so. In furtherance of the foregoing, Lessor shall take such actions, at Lessee's cost and expense, as Lessee may reasonably request to make such warranties available to Lessee. Lessee will give Lessor prompt written notice of any warranty claim which is settled with Lessee on the basis of a cash payment.

     (b) If an Event of Default has occurred and is continuing Lessor may immediately recover from Lessee the proceeds of any warranty claims previously paid to Lessee to the extent that such claims relate to any defect in the Engine not fully and completely rectified by Lessee before such Default and Lessor may:

          (i) retain for its own account any such proceeds previously paid to Lessor which would have been remitted to Lessee under this
                 Section 6 in the absence of such Event of Default; and

          (ii) cause any proceeds of any pending claims to be paid to Lessor, rather than Lessee.

     (c) Lessee will take all steps as are necessary at the end of the Term to ensure that the benefit of any warranties relating to the Engine which have not expired is vested in Lessor to the extent that such warranties may be so assigned.

7.   LESSOR'S COVENANTS

7.1 QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing, Lessor will not interfere with Lessee's right to quiet use and possession of the Engine during the Term. Exercise by Lessor of its rights of inspection or other rights provided to it under the Lease in the absence of an Event of Default shall not be considered to be a breach of the foregoing covenant. Lessee agrees that its only right with respect to a default by Lessor under the Lease is to make a claim against Lessor for compensatory (but not consequential) damages resulting directly therefrom and in any event subject to Section 16.3 (DISCLAIMER OF CONSEQUENTIAL DAMAGES) hereof, and Lessee hereby waives any and all other rights or remedies it may have under Section 2A-211 of the UCC or Sections 2A-508 through 2A-522 of the UCC or any other right or remedy inconsistent with this provision.

7.2  MAINTENANCE CONTRIBUTIONS

     (a) If, under the Engine Lease Agreement for the Engine, Lessee is required to pay Supplemental Rent, then provided no Event of Default or Special Default has occurred and is continuing, Lessor will pay as maintenance contributions (as a separate and independent obligation and not as a return of Supplemental Rent), subject to Section 7.2(b) (EXCLUSIONS), the following amounts to the applicable Maintenance Performer (it being understood and agreed, however, that no such Maintenance Performer shall be a third-party beneficiary of this Lease) or Lessee if Lessee has paid for the relevant work to be performed by way of contribution to the cost of maintenance of the Engine, within thirty (30) days after receipt by Lessor, WITHIN SIX MONTHS AFTER COMMENCEMENT OF SUCH MAINTENANCE AND BEFORE THE EXPIRY DATE, of an invoice and supporting documentation reasonably satisfactory to Lessor and which is accurate, complete and legible evidencing performance of the following work during a completed Engine shop visit when the Engine requires off-wing tear down and/or disassembly by the Maintenance Performer:

          (i) ENGINE LIFE-LIMITED PARTS: The Engine LLP Supplemental Rent payable by Lessee for the Engine will be designated and will be reimbursable solely for the replacement of LLP in the Engine and Lessor will reimburse Lessee from the

                 Engine LLP Supplemental Rent for the actual out-of-pocket materials cost (with overhead, mark-up or profit factor limited to an amount equal to the lesser of (x) [*] of the LLP in connection with the replacement of LLP in the Engine, with parts required for all other purposes or causes excluded, including those causes set forth in Section 7.2(b) (EXCLUSIONS). Reimbursement for the reasonable cost of labor will be permitted only for the replacement of Fan Hub while on wing with Lessor's prior written consent and otherwise in conformance with the requirements of this Agreement. Reimbursement, excluding exchange fees and handling, packing and shipping charges, for the replacement cost of LLP will be made up to the amount of the Engine LLP Supplemental Rent held by Lessor in respect of that Engine at the time of removal of the Engine from the Related Airframe to which it was attached immediately prior to the replacement of LLP for which reimbursement is sought;

          (ii) ENGINE REFURBISHMENT: With respect to the Engine Refurbishment of any Engine, the performance restoration, in accordance with the Lease, of such Engine, or a module thereof, accomplished by an FAR Part 145-approved agency in accordance with the Manufacturer's work scope planning guide, including all Manufacturer-recommended reliability SBs, alert SBs and FAA ADs (to the extent required during such performance restoration shop visit and due for termination within the cyclic release period to a maximum of two years), the lesser of (A) the amount of that invoice and (B) the amount of the Engine Supplemental Rent held by Lessor in respect of that Engine at the time of removal of the Engine from the Related Airframe to which it was attached immediately prior to the restoration.

     (B)  EXCLUSIONS. Lessor will not pay any maintenance contributions:

          (i) For repairs covered by insurance or warranty or arising as a result of accidents or incidents (whether or not eligible for recovery under Lessee's insurance), operational or maintenance mishandling or AD work (except as specifically provided in Section 7.2(a)(ii) (ENGINE REFURBISHMENT); nor

          (ii) For repairs arising as a result of foreign object damage ("FOD"), the removal , installation, maintenance and repair of QEC and/or any elective replacement (unless mutually agreed by Lessor and Lessee) of Parts not required under the Maintenance Program to be replaced as part of the maintenance described in
                 Section 7.2(a)(i) (ENGINE LIFE-LIMITED PARTS) and (ii) (ENGINE REFURBISHMENT), as the case may be.

     (C) SUPPLEMENTAL RENT ACCOUNTS. Separate accounts will be established for performance restoration and LLP. Lessee will be entitled to draw on the appropriate reserve account, during the Term and for the purpose of meeting return conditions, to restore performance of the Engine or replace LLP to the extent that the account is in credit. Any costs for performance restoration or replacement of LLP in excess of the reserves paid for such work will be the responsibility of Lessee. Any balances in the Supplemental Rent accounts remaining at the end of the Lease Term will be retained by Lessor; provided, however, that if an Event of Loss occurs with respect to an Engine, upon payment to Lessor of the Agreed Value for such Engine, and provided that no Event of Default or Special Default has occurred and is continuing, Lessor will pay to Lessee the portion of Supplemental Rent received by Lessor in respect of such Engine.

8.   LESSEE'S COVENANTS

8.1 DURATION: Lessee shall perform and comply, or cause its Permitted Sub-Lessee or Maintenance Performer to perform and comply, with its undertakings and covenants in the Lease at all times during the Term and the performance of any such undertakings and covenants by any Permitted Sub-Lessee or Maintenance Performer shall constitute performance by the Lessee and to the extent of such performance discharges such obligations by the Lessee. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Lessee.

8.2  INFORMATION

     Lessee will:

     (a) provide Lessor with a Technical Report for the Engine within 15 days after the end of each calendar month throughout the Term or otherwise provide Lessor with a Technical Report for such Engine within thirty
          (30) days after Lessor's reasonable request therefor;

     (b)  provide Lessor with the Financial Information;

     (c) upon the occurrence thereof (and in any event within seven (7) days of such occurrence), notify Lessor of any Event of Loss and of any event which is likely to result in an insurance claim in excess of the Damage Notification Threshold and details of any negotiations with insurers or insurance brokers relating to such claim;

     (d)  promptly after the occurrence thereof, notify Lessor of any Default;
          and

     (e) provide Lessor, upon request, with evidence that all Taxes and charges that are due and payable and were incurred by Lessee in connection with the Engine, its location and its operations, have been paid in full (or are being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any risk of the Engine or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or Owner);

     (f) provide Lessor with such other information concerning the location, condition, use and operation of the Engine or such other non-confidential information concerning the business or financial affairs of Lessee, as Lessor may from time to time reasonably request; and

     (g) notify Lessor, promptly, of the removal of any Engine for the purpose of Engine Refurbishment.

8.3 LAWFUL AND SAFE OPERATION. Lessee will operate the Engine for commercial purposes from the Delivery Date until the Return Occasion from a base within the State of Registry or from such other base outside the State of Registry pursuant to a sub-lease or a wet-lease complying with Section 8.4(a) (SUBLEASING), provided, always that Lessee must not use or operate the Engine or permit the Engine to be used or operated:

     (a) in violation of any applicable Regulations or in a manner causing Lessor, Owner, any Financing Party or GECAS to be in violation of any applicable Regulations;

     (b)  for any purpose for which the Engine was not designed;

     (c) in any circumstances or place where the Engine is not covered by the Insurances; or

     (d) for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Engine for such purpose is not disproportionate to the use for such purpose of other engine of the same type operated by Lessee.

8.4  SUBLEASING; POSSESSION.

     AT NO TIME PRIOR TO THE RETURN OCCASION WILL LESSEE SUB-LEASE OR OTHERWISE GIVE POSSESSION OR CONTROL OF THE ENGINE TO, OR OTHERWISE PERMIT THE ENGINE TO BE IN THE POSSESSION OR CONTROL OF, ANY OTHER PERSON EXCEPT:

     (a) to a sub-lessee of the Engine to which Lessor consents in writing which consent shall not be unreasonably withheld or delayed (a "PERMITTED SUB-LESSEE"), pursuant to a sub-lease to which Lessor consents in writing which consent shall not be unreasonably withheld or delayed (a "PERMITTED SUB-LEASE"), and provided that no Default shall have occurred and be continuing at the commencement of such sub-lease; or

     (b)  as permitted under Section 8.11 (REMOVAL OF ENGINES AND PARTS); or

     (c) so long as no Default shall have occurred and be continuing, and all approvals, consents or authorizations required from the Air Authority in connection with any such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect:

          (i) the Lessee may, without the prior consent of the Lessor, enter into a charter or wet lease or other similar arrangement of no more than six (6) months' duration (or such longer period as Lessor may give prior written consent to, such consent not to be unreasonably withheld) under which the Lessee or a Permitted Sub-Lessee has operational control of the Engine and the Related Airframe on which such Engine is installed in the course of the Lessee's business (which shall not be considered a transfer of possession hereunder), provided that the Lessee's obligations under the Lease or such Permitted Sub-Lessee's obligations under the relevant Permitted Sub-Lease shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement; or

          (ii) the Lessee or a Permitted Sub-Lessee may, without the prior consent of the Lessor, deliver possession of the Engine or any Part to the manufacturer or maintenance facility thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of the Lease.

8.5  INSPECTION

     (a) Lessee will permit Lessor's, Owner's and the Financing Parties' Representatives to inspect the Engine at any time. Unless a Default has occurred and is continuing, any such Person will give Lessee reasonable notice of inspection and will ensure that it does not result in a disruption to the maintenance or scheduled operation of such Engine. Lessee shall comply with the reasonable requests of Lessor's, Owner's and the Financing Parties' Representative representatives during the course of an inspection.

     (b) The cost of conducting an inspection shall be borne by Lessor, Owner or the Financing Parties, as the case may be, unless, (i) an Event of Default has occurred and is continuing or (ii) if as a result of that inspection, Lessee is found to be in default of its obligations under the Lease, in which case the cost shall be borne by Lessee.

     (c) No liability or obligation will be incurred by Lessor, Owner, Financing Parties' Representative or the Financing Parties, as the case may be, by reason of non-exercise by any of them of the inspection rights referred to in this Section 8.5.

8.6  OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS

     (a)  Lessee will:

          (i) fix and maintain Nameplates containing the Nameplate Inscription in a prominent position on each Engine;

          (ii) in any circumstance where such interests are relevant, take all reasonable steps to make sure that all relevant Persons know about the interests of Owner, Lessor and Financing Parties' Representative in the Engine; and

          (iii) pay all navigation charges, air traffic control charges, landing charges or other amounts of any nature imposed by any Government Entity with respect to Lessee, each Related Airframe, each Engine and/or the Lease except to the extent that, in the reasonable opinion of Lessor, such payment is being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Engine or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or Owner.

     (b)  Lessee will not:

          (i) represent that it is the owner of the Engine or that it has an economic interest (equivalent to ownership) in the Engine for Tax treatment or other purposes;

          (ii) take any action or fail to take any action, other than action required under the Lease (including under Section 7.1) (QUIET ENJOYMENT) to be taken by Lessor, Affiliates of Lessor, Owner or a Financing Party, if such action or omission could result in a forfeiture or seizure of the Engine or otherwise similarly put Owner's and/or Lessor's and/or Financing Parties' Representative's rights or interests at risk;

          (iii) represent to others that Owner, Lessor or Financing Parties' Representative is associated with or responsible for the business activities and/or flight operations of Lessee;

          (iv) allow the Engine or Owner's, Lessor's or Financing Parties' Representative's interest in it or the Lease to become or remain subject to any Security Interest (other than a Permitted
                 Lien); or

          (v) allow the name of any Person (other than Lessor or any Financing Party) to be placed on the Engine as a designation that could reasonably be interpreted as a claim of ownership or as a Security Interest.

     (c) Lessee shall not and shall procure that any other Person claiming by or through Lessee does not challenge the existence, validity, enforceability or priority of the Lease or the rights of Lessor as lessor or of Owner as owner in respect of the Engine or Financing Parties' Representative as holder of a first priority Security Interest in the Engine and the Lease

8.7  GENERAL

     (a)  Lessee will:

          (i) maintain its business as a commercial airline, will preserve its corporate existence (other than as permitted in Section 8.7
                 (vi) below), will maintain all rights, privileges, licenses and franchises material thereto or material to performing its obligations under the Lease, and will procure that any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity required to be obtained or maintained by Lessee in connection with the Lease and/or the operation of the Engine (including any airline license or air transport license including authority to operate the Engine under Part 121 of the FARs, a Certificate of Convenience and Necessity issued under the Act and an air carrier operating certificate issued under the Act) is not modified in a materially prejudicial manner and is not withheld, revoked, suspended, cancelled, withdrawn, terminated or not renewed and does not otherwise cease to be in full force;

          (ii) not operate, maintain, insure or deal with, or keep records with respect to, the Engine in a manner which discriminates against the Engine adversely insofar as Lessor's and Owner's interests are concerned, when compared with the manner in which Lessee operates, maintains, insures or deals with, or keep records with respect to, similar engines or parts in Lessee's fleet;

          (iii) not change the "location" (as such term is used in Section 9-307 of the UCC) of the Lessee from its State of Incorporation or the location of its chief executive office from that described in the heading of the Engine Lease Agreement or otherwise be located (as defined in Section 9-307 of the UCC) at any place in the United States other than the location described the heading of the Engine Lease Agreement, except upon 30 days prior written notice thereof to Lessor;

          (iv) remain a Certificated Air Carrier and maintain its status so as to fall within the purview of Section 1110 of Title 11 of the U.S.C. or any analogous statute;

          (v) remain a "citizen of the United States" as defined in Section 40102(a)(15)(c) of Title 49 of the U.S.C.;

          (vi) not consolidate with or merge into or with any other corporation or other Person, and not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets to any corporation or other Person, unless the Person surviving such consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition of all or substantially all of such property or other assets (the "Successor Entity"): (A) is a Certificated Air Carrier, and (B) if not the Lessee, executes a duly authorized, legal, valid, binding and enforceable agreement assuming the Lessee's obligations hereunder and delivers such instrument to Lessor; provided that no such merger, consolidation, conveyance, transfer, lease or other disposition shall be permitted if an Event of Default shall have occurred and be continuing or if immediately after giving effect to such consolidation, merger, conveyance, transfer, lease or other disposition, an Event of Default shall occur as a result thereof. Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Lessee and the satisfaction of the conditions specified in this Section 8.7(a)(vi), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such consolidation or merger, or sale, conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become the Lessee hereunder in the manner prescribed in this Section 8.7(a)(vi) from its liability hereunder or under the Lease, and nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Engine except in compliance with the applicable provisions of this Agreement and the Lease.

          (vii) act as both the importer and exporter of record and shall, at its expense, obtain and maintain all certificates, licenses, permits, approvals and other governmental authorizations from time to time required for the use and operation of the Engine or which may be necessary to import, export or transport the Engine from the Delivery Location and to the Redelivery Location.

8.8  RECORDS. Lessee will keep all Engine Documents:

     (a)  in English;

     (b) according to prudent standard international practice airline practice; and

     (c) so they meet the all applicable requirements of the Air Authority (including at minimum all FAA requirements, including specifically FAR
          91.417 or the equivalent Air Authority's requirement) and the Maintenance Program.

8.9  PROTECTION. Lessee will:

     (a) so long as the Engine remains installed on a Related Airframe, take all actions reasonably requested by Lessor that are within Lessee's control to keep such Related Airframe registered with the Air Authority; and

     (b) make any and all filings required to be made with the Air Authority registry that are within its control and take all other actions within its control that are necessary or advisable to reflect on the Air Authority registry or as otherwise appropriate under applicable Law any change in the ownership of the Engine, or in the interests of Lessor, Owner or the Financing Parties' Representative in the Lease or the Engine, any modification to the Engine (such as the permanent replacement of the Engine in accordance with the Lease) or as a result of any change in applicable Regulations. Lessor will bear any costs incurred as a consequence of a transfer by Lessor, Owner or the Financing Parties' Representative of the interests of Lessor, Owner or the Financing Parties' Representative in the Lease or the Engine or a change in the identity of Lessor, Owner or the Financing Parties' Representative (in each case, unrelated to the replacement of any Engine or Part or a Default), and Lessee will bear any other costs incurred in complying with this Section 8.9, including in connection with the replacement of any Engine.

8.10 MAINTENANCE AND REPAIR. Lessee will maintain, overhaul and repair the Engine (or arrange for the Engine to be maintained, overhauled and repaired, through the Maintenance Performer), so that:

     (a) the Engine is kept in as good operating condition and repair as the condition of the Engine as at Delivery and after giving effect to any post-Delivery modifications, repairs or maintenance paid for or otherwise provided by or on behalf of Lessor, except for ordinary wear and tear, for purposes of any Engine, ordinary wear and tear does not include FOD, damage from accident, neglect and improper use, operation and handling;

     (b) so long as the Engine remains installed on a Related Airframe, the Lessee has a current certificate of airworthiness (issued by the Air Authority in the appropriate public transport category) for such Related Airframe, except when aircraft of the same type, model or series as such Related Airframe (powered by engines of the same type as those with which the Related Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the Air Authority, provided, however, that if the certificate of airworthiness of such Related Airframe shall be withdrawn, then so long as the Lessee (or a Permitted Sub-Lessee) is taking or causing to be taken all necessary action to promptly (but in no event more than 10 days from such withdrawal) correct the condition which caused such withdrawal and provided further that the Insurance for the Engine is not adversely affected by such withdrawal, no Event of Default shall arise from such withdrawal;

     (c) the Engine complies with (i) all applicable Regulations including the standard stipulated by FAR Part 121 Subpart L (or its JAA equivalent) and any other rules and regulations of the FAA (or JAA) and in at least the same manner and with at least the same care, including record keeping, maintenance scheduling, modification status and technical condition, as is the case with respect to similar engines owned or otherwise operated by Lessee and as if Lessee were to retain and continue operating the Engine in its fleet after the Expiry Date, including all maintenance to the Engine or any Part required to maintain all warranties, performance guaranties or service life policies in full force and effect; and

          (ii) the requirements of all ADs and SBs designated by the State of Design or State of Registry as "mandatory," and to be carried out before the Return Occasion or within the AD Compliance Period; and

     (d) all maintenance is carried out according to the Maintenance Program in at least the same manner and with at least the same care, including Line Maintenance, maintenance scheduling, modification status and technical condition, as is the case with respect to similar engines owned or otherwise operated by Lessee.

8.11 REMOVAL OF PARTS

     (A)  GENERAL: Lessee must replace, at its sole expense, in accordance with
          Section 8.11(b) (PERMANENT REPLACEMENT) within sixty (60) days thereof or such longer period as Lessor may consent to, such consent not to be unreasonably withheld, any Part which is permanently removed from the Engine, provided, however, that any Engine which has suffered an Event of Loss shall be subject to Section 11.1 (EVENTS OF LOSS). Any Part which otherwise is lost, stolen, destroyed, seized, obsolete, confiscated, damaged beyond repair or permanently rendered unfit for any reason, must be replaced in accordance with Section 8.11(b). Any Engine may be installed on an aircraft Lessee owns or leases in accordance with Section 8.11(c) (OTHER EQUIPMENT). Lessee shall obtain from the lessor of any Related Airframe and from any holder of a Security Interest in any Related Airframe an Owner/Mortgagee Acknowledgement prior to the installation of such Engine on any Related Airframe; provided, however, that in the case of a lease or Security Interest, Lessee shall not be required to obtain the Owner/Mortgagee Acknowledgement if the applicable lease or security interest agreement covering the airframe on which an Engine is installed contains an agreement that such Person will not seek to acquire, claim or exercise as against Lessor any rights, title or interest with respect to such Engine as a result of such Engine being installed on such Airframe.

     (B) PERMANENT REPLACEMENT: If Lessee permanently replaces a Part, subject to any additional terms and conditions in the Lease:

          (i) the replacement part must be in good operating condition, be made by the same manufacturer as the Part it is replacing, have a value and utility the same or better than the Part it is replacing, have as much useful life available until the next scheduled maintenance procedure, be of the same or a more advanced make and model and of the same interchangeable modification status as the Part it is replacing;

          (ii) the replacement part must have become and remain, until replaced in accordance with this Section 8.11, the property of Owner free from Security Interests (other than Permitted Liens), and subject to the applicable Financing Documents;

          (iii) Lessee must have full traceability details of the source and maintenance records of the replacement part and in the case of serialized rotable parts, also have a complete service history acceptable to the FAA; and

          (iv) comply with the reasonable requirements of the Financing Documents in connection with any such replacement (provided that the terms of the Financing Documents will not be inconsistent with Lessor's covenants under the Lease) including to provide such legal opinions and other documents as may be reasonably required under the Financing Documents.

     (C) OTHER ENGINE: An Engine may be installed on an aircraft which Lessee owns or leases if:

          (i)    no Event of Default has occurred and is continuing;

          (ii)   Lessee has operational control over the Engine;

          (iii)  Owner keeps the ownership of the Engine; and

          (iv) the Engine does not become subject to a Security Interest and the Related Airframe is not subject to any Security Interest except a Permitted Lien or a lease or Security Interest described in Section 8.11(a) (GENERAL) above.

(D) TEMPORARY REPLACEMENT: Lessee may install any part on the Engine as a temporary replacement if:

     (i)  no Event of Default has occurred and is continuing;

     (ii) there is not available a part complying with the requirements of the Lease for a replacement part;

     (iii) it would result in an unreasonable disruption of the operation of the Engine or the business of Lessee to have the Engine grounded until such time as a part complying with the requirements of the Lease for a replacement part becomes available for installation;

     (iv) as soon as practicable after a part is installed on the Engine, but before the earlier of ninety (90) days after such temporary replacement or the Expiry Date, Lessee removes that part and replaces it with the original Part (or by a part which complies with Section 8.11(b) (PERMANENT REPLACEMENT)); and

     (v)  the Insurance for the Engine is not adversely affected.

     (E) POOLING/INTERCHANGE: Lessee shall not subject any Engine or Part to any pooling, interchange, lease or similar arrangement unless Lessee obtains Lessor's prior written consent thereto, which consent shall not be unreasonably withheld.

8.12 EQUIPMENT CHANGES. Lessee will not make any modification or addition to the Engine (each an "Equipment Change"), except for an Equipment Change which:

          (i)  is expressly permitted or required by the Lease; or

          (ii) (w) is approved by the Manufacturer or (x) has a cost (including labor) of less than the Modification Approval Amount or (y) has the prior written approval of Lessor, and (z) in any case, does not diminish the condition, utility, airworthiness or value of the Engine.

     So long as no Event of Default has occurred and is continuing, Lessee may remove or reverse any Equipment Change provided that the Equipment Change is not required pursuant to the terms of the Lease or to maintain the Insurance and removal or reversal does not diminish the value, utility, airworthiness or condition of the Engine assuming that such Equipment Change was not made and that the Engine is maintained in accordance with the Lease. Furthermore, Lessor may require Lessee to remove or reverse any Equipment Change other than an Equipment Change that is approved by the Manufacturer and does not diminish the condition, utility, airworthiness or value of the Engine on the Expiry Date and to restore the Engine to its condition prior to that Equipment Change. Any Equipment Change not so removed or reversed remains the property of Lessor or Owner, as the case may be, at the Expiry Date.

8.13 TITLE TO REPLACEMENT PARTS. Title to any Part that is installed on the Engine shall, except in the case of a temporary replacement of a Part, vest in Owner solely by virtue of its attachment to the Engine and it shall then be subject to the Lease and, if applicable, the Financing Documents, as if it were attached to the Engine at Delivery. If so requested by Lessor, Lessee will provide a properly executed bill of sale or similar instrument to evidence the vesting of good and marketable title, free and clear of any Security Interest (except Lessor Liens), to any such replaced part in Owner and all documents required under the Financing Documents. After Lessor has determined that Lessee has permanently replaced any Part in accordance with
     Section 8.11(b) (REMOVAL OF PARTS) and this Section 8.13, all of Lessor's or Owner's rights in the Part that has been replaced shall vest in Lessee without further act, without recourse or warranty (except as to the absence of Lessor's Liens), on an AS IS, WHERE IS basis, and will at Lessee's expense provide or will procure that Owner provides a bill of sale or similar instrument as Lessee may reasonably request to evidence such transfer. Lessee shall indemnify, on an After-Tax Basis, Lessor, Owner and each other Tax Indemnitee for all fees, expenses and Taxes reasonably incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer, except for Lessor Taxes.

8.14 OFF-WING STORAGE. If the Engine is not installed on any airframe for a continuous period in excess of 30 days, Lessee will store the Engine, at Lessee's sole cost, in accordance with the recommendations of Manufacturer and the FAA and the requirements of the Air Authority.

9.   INSURANCE

9.1 INSURANCE. Lessee will maintain the Insurance in full force during the Term, and thereafter as expressly required in the Lease, which Insurance shall be with insurers of nationally or internationally recognized responsibility and shall be of the type and covering risks of the kind customarily insured against in the industry for comparable operators, operating similar aircraft and engines in similar situations as Lessee and shall comply with the requirements set forth in Schedule 7 (INSURANCE REQUIREMENTS).

9.2  INSURANCE UNDERTAKINGS AND INFORMATION: Lessee will:

     (a) comply with the terms and conditions of each policy of any Insurance and not do, consent or agree to any act or omission which:

          (i)    invalidates or may invalidate any Insurance; or

          (ii) renders or may render void or voidable the whole or any part of any Insurance;

     (b) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Engine which adversely and materially affects the Insurance required to be maintained hereunder; and

     (c) on or prior to each Delivery Date and on or prior to the cancellation, lapse or expiration of the insurance policies required hereunder, provide to Lessor copies of certificates of insurance and broker's letters of undertaking in a form reasonably acceptable to Lessor, detailing the coverage and confirming compliance with the specified insurance requirements of the Lease and, in the case of broker's letters of undertaking, opining that the Insurance complies with the requirements of the Lease on or before each renewal date.

9.3 FAILURE TO INSURE. If Lessee fails to maintain any of the Insurance in compliance with the Lease:

     (a) each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under the Lease) to pay the premiums due or to effect and maintain Insurance in compliance with the Lease or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers reasonably appropriate. Any sums so expended by it will become immediately due and payable by Lessee on demand by Lessor together with interest thereon at the Interest Rate, from the date of expenditure by it up to the date of reimbursement by Lessee; and

     (b) Lessor at any time while such failure is continuing may require the Engine to remain at any airport, or such other location where such Engine is then located, or to proceed to and remain at any airport, or such other location designated by Lessor until the failure is remedied to its reasonable satisfaction.

9.4 CONTINUING INDEMNITY. Lessee shall effect and maintain Insurance after the Expiry Date with respect to its liability under Section 10 (INDEMNITY) for two years, and such insurance shall name each Indemnitee as an additional insured.

10.  INDEMNITY

     (a) Except as provided in Section 10(b) below, Lessee agrees to assume liability for and to indemnify each of the Indemnitees against and agrees to pay on demand any and all Losses which an Indemnitee may at any time suffer or incur at any time, whether directly or indirectly, arising out of, related to or in any way connected with:

          (i) the ownership, maintenance, overhaul, service, repair, delivery, possession, transfer of ownership or possession, import, export, registration, control, storage, modification, leasing, insurance, inspection, testing, design, sub-leasing, use, condition, redelivery or other matters relating to any Engine any Part or any Related Airframe (regardless of whether in the air or on the ground, and regardless of whether such Losses are based on strict liability in tort, any act or omission, including the negligence, of any Indemnitee, or otherwise); or

          (ii) any breach by the Lessee of any of its obligations under the Lease, or with respect to any Engine, for any breach by Lessee of its obligations under any agreement for a Related Airframe; or

          (iii) the design, testing or use of or any article or material in, any Engine or any Part or its use or operation, including any defect in design and regardless of whether it is discoverable, and any infringement of patent, copyright, trademark, design or other proprietary right claimed by any Person or a breach of any obligation of confidentiality claimed to be owed to any Person.

                 For the avoidance of doubt, the reference to "ownership" in clause (i) shall not require Lessee to indemnify Lessor in respect of (y) any defect in Lessor's or Owner's title to the Engine or (z) any decline in residual value of the Engine or any part thereof except to the extent attributable to a breach by Lessee of any of its obligations under the Lease.

     (b) Lessee is not required to indemnify any particular Indemnitee (provided that Lessor and its Subsidiaries and Affiliates and its and their officers, directors and employees shall be treated as a single Indemnitee) under this Section, to the extent a particular Loss is:

          (i) caused by the wilful misconduct of that Indemnitee or gross negligence of that Indemnitee, other than gross negligence imputed to that Indemnitee by reason of its interest in the Engine or the Lease;

          (ii)   caused by Lessor's breach of the Lease;

          (iii) related to any Taxes or loss of a Tax benefit (but without prejudice to any Indemnitee's rights under any other provision of this Lease relating to Taxes);

          (iv) caused by an event which occurs before the commencement of the Term (except where the Loss is suffered during the Term as a result of a pre-Delivery defect in or otherwise arises out of or relates to or is any way connected with the manufacture, design, maintenance, repair, rebuilding, overhaul or modification of the Engine);

          (v) caused by an event which occurs after the redelivery of the Engine to Lessor in compliance with the Lease and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery;

          (vi) caused as a result of any sale, assignment, financing, securitization, transfer or other disposition (whether voluntary or involuntary) by such Indemnitee of the Engine or any interest therein that is not a replacement thereof under the Lease or is otherwise not contemplated under or required by the Lease, and unless such sale, assignment, financing, securitization, transfer or other disposition has resulted from or occurred following an Event of Default;

          (vii) consists of normal administrative costs and expenses of such Indemnitee (but excluding any such costs or expenses resulting from the occurrence of any Default); or

          (viii) consists of costs or expenses for which such Indemnitee has expressly agreed to be responsible under any provision of the Lease.

          (ix)   a Lessor Lien or attributable to a Lessor Lien;

          (x) in the case of the Lessor, a Loss relating to, resulting from, arising out of or in connection with a "prohibited transaction" within the meaning of Section 406 of ERISA or
                 Section 4975(c)(1) of the Internal Revenue Code of 1986 resulting from the direct or indirect use of assets or any ERISA Plan to acquire or hold Lessor's interest in the Engine or in the case of any transferee of the Lessor, to purchase the Engine from the Lessor;

     (c) If any Indemnitee becomes aware of a Loss which may give rise to an indemnity obligation on the part of Lessee under Section 10(a), such Indemnitee shall promptly notify Lessee thereof, and, if so requested by Lessee, the relevant Indemnitee shall consult with Lessee to consider what action may properly be taken to defend or otherwise resist or mitigate the Loss. Following such consultation, and subject to the prior written approval of the relevant Indemnitee (such approval not to be unreasonably withheld), Lessee or its insurers shall be entitled to take such action as the relevant Indemnitee has approved to mitigate or defend such Loss in the name of the relevant Indemnitee, provided that:

          (i) no such action may be taken by Lessee unless the Loss is insured or other adequate provision in respect of the Loss and any associated costs or expenses has been made by Lessee to the reasonable satisfaction of the relevant Indemnitee (having regard to the nature and amount of Loss);

          (ii) Lessee shall indemnify the relevant Indemnitee in full on demand in respect of any fees, costs or expenses suffered or incurred by the relevant Indemnitee as a result of such Loss, or in connection with any action taken by Lessee as aforesaid;

          (iii) no Indemnitee shall be prohibited by the foregoing provision from settling or paying any Loss immediately if it is under a legal obligation to do so;

          (iv) the relevant Indemnitee shall be entitled to terminate any mitigating or Loss defending actions or to prohibit participation by Lessee in the defense of a Loss if the relevant Indemnitee reasonably considers that its reputation may be damaged or its business interests adversely affected by continuing any such mitigation or defending actions or if the Indemnitee reasonably considers that the defense of such Loss should be conducted by it and its own advisers; and

          (v) failure by any Indemnitee to comply with any of the foregoing provisions of this Section 10(c) shall not prejudice or discharge any of the indemnity obligation of Lessee pursuant to
                 Section 10(a) above.

     (d) Insured Claims. Notwithstanding any other provision of Section 10 to the contrary, in the case of any Loss indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 9 hereof or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Loss as may be required to retain the benefits of such insurance with respect to such Loss.

     (e)  Subrogation. To the extent that a Loss indemnified by the Lessee under
          Section 10 is in fact paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnitee on whose behalf such Loss was paid with respect to the transaction or event giving rise to such Loss (other than the rights and remedies in respect of insurance policies maintained by such Indemnitee). Should an Indemnitee receive any refund, in whole or in part, with respect to any Loss paid in full by the Lessee and/or such Insurer hereunder, it shall promptly pay over the amount refunded (but not an amount in excess of the amount Lessee and/or such insurer has paid to such Indemnitee in respect of such Loss) to the Lessee unless an Event of Default shall have occurred and be continuing, in which case, provided that Lessee shall have paid such Indemnitee all amounts required under
          Section 10, such amounts shall be paid over to Lessor to hold as security for Lessee's obligations under the Lease or, if requested by Lessee, applied to satisfy such obligations.

     (f) Non-Parties. If an Indemnitee is not a party to the Lease, Lessee may require the Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 10 prior to making any payment to such Indemnitee hereunder.

11.  EVENTS OF LOSS

11.1 EVENTS OF LOSS

     (a) If an Event of Loss occurs prior to Delivery of the Engine, the Lease will immediately terminate and except as expressly stated in the Lease neither party will have any further obligation other than pursuant to
          Section 5.21 (EXPENSES) and Section 3 of SCHEDULE 4 (PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION REQUIREMENTS), except that Lessor will return any Deposit to Lessee and return to Lessee or cancel any Letter of Credit.

     (b) If an Event of Loss occurs after Delivery, Lessee shall pay or cause to be paid the Agreed Value to Lessor on or prior to the earlier of
          (i) ninety (90) days after the occurrence of the Event of Loss and
          (ii) the date of receipt of insurance proceeds in respect of that Event of Loss.

     (c) Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which are then due or will thereupon become due to Lessor under the Lease, and if Lessee requests such transfer, Lessor will, or will procure that Owner will, without recourse or warranty (except as to the absence of Lessor's Liens) transfer to Lessee or will procure that Owner transfers to Lessee legal and beneficial title, subject to no Lessor's Liens (but otherwise without warranty), to the Engine, on an AS IS, WHERE IS basis, and will at Lessee's expense, execute and deliver or will procure that Owner executes and delivers such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Lessor and Lessor Liens. Lessee shall indemnify, on an After-Tax Basis, Lessor and Owner and each other Tax Indemnitee for all fees, expenses and Taxes incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer, except for Lessor Taxes.

11.2 REQUISITION. During any requisition for use or hire of any Engine which does not constitute an Event of Loss:

     (a) the Rent and other charges payable under the Lease will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

     (b) so long as no Event of Default or Special Default has occurred and is continuing, Lessee will be entitled to any compensation paid by the requisitioning authority in respect of such authority's use of the Engine during the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Engine to be put into the condition required by the Lease. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Engine arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under the Lease in respect of any such change, but, if any Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under the Lease and/or under any Other Agreement.

11.3 NON-INSURANCE PAYMENTS RECEIVED ON ACCOUNT OF AN EVENT OF LOSS. As between the Lessor and the Lessee, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in this Section 11 or elsewhere in the Lease, as the case may be, or payments in respect of damage to the business or property of the Lessee) with respect to the Engine received at any time by the Lessor or by the Lessee from any Government Entity or other Person will be applied as follows:

     (a) so much of such payments as shall not exceed the amounts required to be paid by the Lessee pursuant to Section 11.1(b) hereof shall be applied in reduction of the Lessee's obligation to pay such amounts, to the extent not already paid by the Lessee, and, after such amounts required to be paid to the Lessor pursuant to Section 11.1(b) above shall be paid in full, shall be applied to reimburse the Lessee for such amounts up to the full amount thereof, and

     (b) the balance, if any, of such payment remaining thereafter shall be applied to reimburse the Lessee and the Lessor for their reasonable costs (including reasonable attorney's fees), if any, of procuring such payments, and

     (c) the balance remaining, if any, shall then be distributed between the Lessor and the Lessee as their interests may appear.

12.  RETURN OF ENGINES

12.1 RETURN. On the Expiry Date or redelivery of the Engine pursuant to Section
     13.2 (RIGHTS AND REMEDIES) or termination of the leasing of the Engine under the Lease, Lessee will, unless an Event of Loss has occurred or Lessee shall have purchased the Engine pursuant to any purchase option set forth in the Lease, redeliver the Engine and the Engine Documents at Lessee's expense to Lessor at the Redelivery Location, in accordance with the procedures and in compliance with the conditions set forth in Schedule 6 (PROCEDURES AND OPERATING CONDITION AT REDELIVERY), free and clear of all Security Interests (other than Lessor Liens) and in a condition qualifying for and having a valid and fully effective FAA Form 8130-3.

12.2 NON-COMPLIANCE. If at the time of Final Inspection Lessee has not fully complied with any of its obligations under the Lease (including SCHEDULE 6 (PROCEDURES AND OPERATING CONDITION AT REDELIVERY)), or Lessee fails to make the Engine available to Lessor on a timely basis for inspection and redelivery pursuant to Section 12.1 (RETURN) and such SCHEDULE 6 (whether such failure is due to any act or omission of Lessee or any other circumstance whatsoever), the Term shall be extended until the time when the Engine has been redelivered to Lessor in full compliance with the Lease, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:

     (a) Lessee shall not use the Engine in flight operations except those related directly to the redelivery of the Engine to Lessor or the performance of Lessee's obligations in connection therewith;

     (b) all Lessee's obligations and covenants under the Lease will remain in full force until Lessee so redelivers the Engine; and

     (c) Lessee shall pay Rent to Lessor at a rate per month equal [*], calculated on a per diem basis; provided, however, that Lessee shall not be responsible for Lessor's failure to accept return of the Engine and the Engine Documents in accordance with the requirements hereof in a timely manner or for any Rent with respect to periods after Lessee has tendered the Engine and the Engine Documents for return in accordance with the Lease, provided, however that if Lessor's inspection of the Engine and the Engine Documents, which inspection shall be conducted in good faith and timely manner, reveals any discrepancy from the condition required by the provisions of this
          Section 12 and Schedule 6 hereof, Lessee shall continue to pay
          Rent in accordance with Section 12.2(c) until the Engine and the Engine Documents are returned to the Lessor in accordance with the Lease.

     Any such extension shall not prejudice Lessor's right to treat such non-compliance or failure as an Event of Default at any time, and to enforce such rights and remedies as may be available to Lessor in respect thereof under the terms of the Lease or applicable Law. Without limiting the generality of the foregoing, Lessee's Rent obligation under paragraph
     (c) above shall be without
     prejudice to Lessor's rights to terminate the letting of the Engine and to recovery of damages pursuant to Section 13.2 (RIGHTS AND REMEDIES).

     Lessor may elect (either on first tender of the Engine by Lessee or at any time during the said extension period) to accept redelivery of the Engine notwithstanding non-compliance with Section 12.1 or SCHEDULE 6, in which case Lessee will indemnify Lessor on an After-Tax Basis, and provide cash to Lessor (in an amount agreed to between Lessor and Lessee) as security for that indemnity, in respect of the cost to Lessor of putting the Engine into the condition required by the Lease.

12.3 REDELIVERY. Upon redelivery Lessee will provide to Lessor, upon reasonable advance notice by Lessor made prior to the Expiry Date, and at Lessor's expense, all documents necessary to export the Engine from the United States (including a valid and subsisting export license and export certificate of airworthiness for the Engine, if applicable).

12.4 ACKNOWLEDGEMENT. Provided Lessee has complied with its obligations under this Section 12 and SCHEDULE 6 (PROCEDURES AND OPERATING CONDITION AT REDELIVERY), of the Lease, following redelivery of the Engine by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Engine to Lessor in accordance with the Lease which acknowledgement shall be without prejudice to Lessor's accrued and continuing rights under the Lease or any Other Agreement.

13.  DEFAULT

13.1 EVENTS. The occurrence of any of the Events of Default will constitute a repudiation (but not a termination) of the Lease by Lessee (whether the occurrence of any such Event of Default is voluntary or involuntary or occurs by operation of Law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any Government Entity).

13.2 RIGHTS AND REMEDIES. If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under the Lease), at any time thereafter (without notice to Lessee except as required under applicable Law):

     (a) accept such repudiation and by notice to Lessee and with immediate effect cancel the leasing of the Engine (but without prejudice to the continuing obligations of Lessee under the Lease), whereupon all rights of possession and use of Lessee under the Lease shall cease; and/or

     (b) proceed by appropriate court action or actions to enforce performance of the Lease including the payment of all Rent and all other amounts payable to Lessor or any Indemnitee pursuant to the terms of the Lease; and/or

     (c) proceed by appropriate court action or actions to recover damages for the breach of the Lease which shall include:

          (i) all Rent and other amounts which are or become due and payable hereunder prior to the earlier to occur of the date Lessor sells or re-leases the Engine or receives payment of the amount calculated pursuant to clause (ii) below;

          (ii) an amount equal to the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee to Lessor, less the applicable amount set forth below:

                 A. in the event that Lessor has re-leased the Engine on terms (other than rental payment terms) which, taken as a whole, Lessor reasonably regards as being substantially similar to the terms of the Lease, an amount equal to the aggregate basic rental payments to become due under such re-lease for the period coinciding with the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), discounted periodically (equal to instalment frequency) to present worth at the Discount Rate to the date of payment by Lessee; or

                 B. in the event that Lessor has not re-leased the Engine or has sold the Engine or has re-leased the Engine on terms (other than rental payment terms) which, taken as a whole, Lessor does not reasonably regard as being substantially similar to the terms of the Lease, an amount equal to the fair market rental value (determined pursuant to the Appraisal Procedure) of the Engine for the period commencing with the date that Lessor reasonably anticipates that the Engine could be re-leased at such rental rate and ending with the date that the Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), discounted periodically (equal to instalment frequency) to present worth at the Discount Rate to the date of payment by Lessee.

          (iii) all costs and other incidental damages associated with Lessor's exercise of its remedies hereunder or otherwise incurred by Lessor as a result of an Event of Default, including repossession costs, legal fees, Engine storage, maintenance and insurance costs, Engine re-lease or sale costs (including, in the case of a re-lease, any costs incurred to transition the Engine to the next operator's maintenance program) and Lessor's internal costs and expenses (including the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis and a general Lessor overhead allocation), all such costs and incidental damages being referred to herein collectively as "ENFORCEMENT AND REMARKETING COSTS";

          (iv) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Engine or in unwinding any financial instrument relating in whole or in part to Lessor's financing of the Engine, all such amounts being referred to herein collectively as "UNWIND EXPENSES";

          (v) any loss, cost, expense or liability, or damage to Lessor's residual interest in the Engine, sustained by Lessor due to Lessee's failure to maintain the Engine in accordance with the terms of this Agreement or Lessee's failure to redeliver the Engine in the condition required by this Agreement, including any consequential loss of revenues or profits, all such amounts being referred to herein collectively as "ENGINE CONDITION DAMAGES"; and

          (vi) such additional amount, if any, as may be necessary to place Lessor in the same economic position, on an After-Tax Basis, as Lessor would have been in if Lessee had timely performed each of its obligations under this Agreement; and/or

     (d)  either:

          (i) enter upon the premises where all or any part of the Engine is located and take immediate possession of and, at Lessor's sole option, remove the Engine, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, conversion or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct; or

          (ii) by delivering notice to Lessee, require Lessee to redeliver the Engine to Lessor at the Redelivery Location (or such other location as Lessor may require) on the date specified in such notice and in all respects in the condition required by the Lease upon the Return Occasion (it being understood that Lessee shall not delay any such return for the purpose of placing the Engine in such condition, but shall nevertheless be liable to Lessor for the failure of the Engine to be in such condition); and/or

     (e) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Engine as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee; and/or

     (f) by written notice to Lessee specifying a payment date (which shall be a date not earlier than five (5) Business Days following the date of such notice), Lessor may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the payment date specified in such notice (in lieu of the Rent due for the period commencing after the date specified for payment in such notice) the sum of the following amounts:

          (i) all Rent and other amounts which are due and payable hereunder prior to the payment date specified by Lessor;

          (ii) an amount [*] (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), [*] specified by Lessee to Lessor, less the applicable amount set forth below:

                 A. in the event that Lessor has re-leased the Engine on terms (other than rental payment terms) which, taken as a whole, Lessor reasonably regards as being substantially similar to the terms of the Lease, an amount equal to the aggregate basic rental payments to become due under such re-lease for the period coinciding with the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), discounted periodically (equal to instalment frequency) to present worth at the Discount Rate to the date of payment by Lessee; or

                 B. in the event that Lessor has not re-leased the Engine or has sold the Engine or has re-leased the Engine on terms (other than rental payment terms) which, taken as a whole, Lessor does not reasonably regard as being substantially similar to the terms of the Lease, an amount equal to the fair market rental value (determined pursuant to the Appraisal Procedure) of the Engine for the period commencing with the date that Lessor reasonably anticipates that the Engine could be re-leased at such rental rate and ending with the date that the Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Engine, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee;

          (iii) an amount equal to Lessor's reasonably anticipated Enforcement and Remarketing Costs, Unwind Expenses and Engine Condition Damages; and

          (iv)   such [*]

          (v) it being understood that, to the extent that any of the foregoing amounts represents an estimate by Lessor of losses, damages, costs or expenses which

--------------
* Confidential

                 Lessor expects to incur, (y) Lessor shall adjust the amount thereof as needed to reflect the actual amount of such losses, damages, costs or expenses incurred by Lessor when substantially all of such amounts become known to Lessor, but Lessee shall nevertheless be obligated to pay the amount demanded by Lessor (subject to such subsequent adjustment), and
                 (z) notwithstanding the amount specified in such demand, Lessor shall be entitled to claim such other (and greater) amount in any action against Lessee hereunder; and/or

     (g) draw upon the Deposit or the Letter of Credit and apply such amounts to any amounts owing to Lessor hereunder and/or make demand against any Guarantor for any or all of the foregoing.

     In addition to the foregoing, Lessor shall be entitled to exercise such other rights and remedies as may be available under applicable Law and Lessee shall be liable on an After-Tax Basis for, and shall pay Lessor on demand: (i) interest on all unpaid amounts at the Interest Rate, from the due date until the date of payment in full; (ii) all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; and (iii) all reasonable expenses, disbursements, costs and fees incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Engine or any Part to the condition required by Section 12 (RETURN OF ENGINES) hereof and (B) preparing the Engine or Part for sale or lease, advertising the sale or lease of the Engine or Part and selling or releasing the Engine or Part.

     Lessor is hereby authorized, but shall have no obligation, to make any expenditures which Lessor, in its sole discretion, considers advisable to repair and restore the Engine or Part to the condition required by such
     Section 12 hereof (it being understood that Lessee shall be liable for all such expenditures).

     Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Engine or Part, any rights in any warranty (express or implied) previously assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable.

     No remedy referred to in this Section 13 is intended to be exclusive, but, to the extent permissible under the Lease or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies; provided, however, that nothing in this Section 13 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

13.3 POWER OF ATTORNEY: Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of the Lease and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lessor may only take action or execute instruments under this Section 13 after an Event of Default has occurred and is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under the Lease, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Engine, or the Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to the Lease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies.

13.4 SALE OR RE-LEASE. If an Event of Default occurs, Lessor may sell or re-lease or otherwise deal with the Engine at such time and in such manner and on such terms as Lessor considers appropriate in its absolute discretion, free and clear of any interest of Lessee, as if the Lease had never been entered into. Lessor shall have no duty or obligation to sell the Engine, and Lessor shall be obligated to attempt to re-lease the Engine only to the extent, if any, that it is required to do so under Article 2A of the UCC, and Lessee hereby disclaims any right to compel Lessor to sell or otherwise re-lease the Engine.

13.5 REMOVAL OF LEASE FROM FAA Registry. If an Event of Default occurs, Lessee will at the request of Lessor immediately take all steps necessary to enable the Engine to be redelivered to Lessor in accordance with and free and clear of the Lease and Lessee hereby irrevocably and by way of security for its obligations under the Lease appoints (which appointment is coupled with an interest) Lessor as its attorney-in-fact to execute and deliver any documentation and to do any act or thing not prohibited by Law required in connection with the foregoing during the continuance of an Event of Default. Without limiting the foregoing, Lessor may file with the FAA the Lease Termination provided to Lessor under the Lease.

14.  TRANSFER

14.1 LESSEE. LESSEE WILL NOT ASSIGN, DELEGATE OR OTHERWISE TRANSFER (VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THE LEASE (INCLUDING THE ENGINE LEASE AGREEMENT OR THIS CTA), OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER ANY OF ITS RIGHTS UNDER THE LEASE (INCLUDING THE ENGINE LEASE AGREEMENT OR THIS
     CTA), AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID. The foregoing shall not be construed to prohibit a Permitted Sub-Lease.

14.2 LESSOR. Lessor may, without the consent of Lessee, sell, assign, transfer or grant to any Person (other than an airline that is a competitor of Lessee), all of Lessor's rights, obligations, title or interest in any Engine, and the Lease and Rent in respect thereof. Such Person shall execute and deliver to Lessee an agreement assuming the Lessor's obligations under the Lease of such Engine, whereupon such Person shall become the "Lessor" for all purposes of this Lease, including the rights of assignment pursuant to this Section 14.2. Lessor may, without the consent of Lessee, assign all of its interest in any Engine and the Lease and Rent in respect thereof for security to a Financing Party (other than an airline that is a competitor of Lessee) pursuant to Financing Documents, provided that such Financing Party shall execute and deliver to Lessee a letter of quiet enjoyment in the form attached hereto as Schedule 14. Lessee agrees to execute acknowledgments and other documents that may be reasonably requested by Lessor or any such Person or Financing Party (an "Assignee"). Each Assignee will have and may enforce all of the rights and benefits of Lessor transferred to it, including without limitation the rights to indemnification by Lessee and the right to be named as additional insured and loss payee with respect to the insurance policies maintained by Lessee pursuant to the Lease; provided, however, that a Financing Party shall only be entitled to exercise the rights of Lessor to the exclusion of Lessor and upon delivery of a notice to Lessee that Lessor is in default under the relevant Financing Documents. Lessor shall reimburse Lessee for all reasonable out of pocket costs and expenses incurred by Lessee in connection with any assignment or transfer under this Section 14.2. Any sale, assignment, transfer or other disposition pursuant to this Section
     14.2 shall not increase the obligations of Lessee under the Lease. Notwithstanding any such assignment or transfer, Lessor, Owner, Financing Parties' Representative and each other Indemnitee shall continue to be entitled to indemnification under Section 10 (INDEMNITY), and shall continue to be named as an additional insured under all Insurances referred to in Section 9 (INSURANCE) for a period of not less than two years after such transfer.

14.3 SUCCESSORS AND ASSIGNS. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor, Lessee and their respective successors and permitted assigns.

15.  MISCELLANEOUS

15.1 SURVIVAL. Lessee's obligations under any provision of the Lease providing for an obligation on the part of Lessee to indemnify Lessor or any other Indemnitee shall survive the expiration or any termination of the Lease and continue in full force and effect.

15.2 WAIVERS, REMEDIES CUMULATIVE. The rights of Lessor under the Lease may be exercised as often as necessary, are cumulative and not exclusive of its rights under any Law; and may be waived only in writing and specifically. Delay by Lessor in exercising, or non-exercise of, any such right will not constitute a waiver of that right.

15.3 DELEGATION. Lessor may delegate to any Person all or any of the rights, powers or discretions vested in it by the Lease, and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit. Lessor will notify Lessee of any such delegation prior to Lessee being required to treat the Person to whom such delegation is made as being entitled to exercise the relevant right, power or discretion of Lessor, no such delegation will have the effect of modifying Lessor's obligations hereunder and Lessee shall be entitled to rely on the actions of the Person to whom such delegation is made to the same extent as if such Person were the Lessor hereunder.

15.4 SEVERABILITY. If a provision of the Lease is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect the legality, validity or enforceability in that jurisdiction of any other provision of the Lease or the legality, validity or enforceability in any other jurisdiction of that or any other provision of the Lease.

15.5 REMEDY. If Lessee fails to comply with any provision of the Lease, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as a Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay upon demand any sums expended by Lessor together with all costs and expenses (including reasonable legal fees and expenses) in connection with the non-compliance.

15.6 TIME OF ESSENCE. The time stipulated in the Lease for all payments payable by Lessee and the prompt, punctual performance of Lessee's other obligations under the Lease are of the essence of the Lease.

15.7 NOTICES. All notices under, or in connection with, the Lease will, unless otherwise stated, be given in writing by means of a recognized overnight courier service or facsimile. Any such notice is deemed effectively to be given when received by the recipient (or if receipt is refused by the intended recipient, when so refused).

     All notices shall be directed to the Lessee, Lessor or any other party to the Lessee to respective addresses and facsimile numbers set forth in the Engine Lease Agreement or such other addresses and facsimile number as any such party may designate pursuant to this Section 15.7.


15.8 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

     (a) THE PARTIES HERETO AGREE THAT THE LEASE IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, UNITED STATES, AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF CALIFORNIA THE PARTIES AGREE THAT THE LEASE WAS EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA.

     (b) Each party agrees for the benefit of the other party that the United States District Court for the Northern District of California and any California state court sitting in the City of San Francisco, California, are to have non-exclusive jurisdiction to settle any disputes arising out of or relating to the Lease and submits itself and its property to the non-exclusive jurisdiction of the foregoing courts with respect to such disputes.

     (c)  Without prejudice to any other mode of service, Lessee:

          (i) appoints Corporation Service Company, d/b/a CSC-Lawyers Incorporating Service, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833, Phone: (800) 222-2122 or (916) 563-2100,
                 Fax: (916) 563-2121, as its agent for service of process relating to any proceedings before the California courts in connection with the Lease and agrees to maintain the process agent in California notified to Lessor;

          (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned;

          (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i) or by prepaid, certified or registered mail of a copy of the process to Lessee set forth in Section 15.7.

     (d)  Without prejudice to any mode of service, Lessor:

          (i) appoints C.T. Corporation System, 1350 Treat Boulevard, Suite 100, Walnut Creek, CA 94596, as its agent for service of process relating to any proceedings before the California or federal courts in connection with the Leases and agrees to maintain the process agent in California notified to Lessor;

          (ii) agrees that failure by a process agent to notify Lessor of the process shall not invalidate the proceedings concerned; and

          (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessor's agent at the address identified in paragraph (i) or by prepaid, certified or registered mail, of a copy of the process to Lessor at the address set forth in Section 15.7.

     (e)  Each of Lessor and Lessee:

          (i) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the courts referred to in
                 Section 15.8(b) above on grounds of inconvenient forum or otherwise as regards proceedings in connection with the Lease;

          (ii) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Lease brought in the courts referred to in Section 15.8(b); and

          (iii)  agrees that a judgement or order of any court referred to in
                 Section 15.8(b) in connection with the Lease is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

     (f) Nothing in this Section 15.8 limits the right of either party to bring proceedings against the other in connection with the Lease in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

     (g)  Each of Lessee and Lessor irrevocably and unconditionally:

          (i) agrees that if the other brings legal proceedings against it or its assets in relation to the Lease no sovereign or other immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgement, attachment in aid of execution of a judgement, other attachment, the obtaining of judgement, execution of a judgement or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets; and

          (ii) waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for the purposes of such Act.

     (h) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and other common law and statutory claims. Each of Lessor and Lessee represents and warrants that each has reviewed and voluntarily waives its jury trial rights following consultation with its legal counsel. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE. In the event of litigation, this Section may be filed as a written consent to a trial by the court.

15.9 SOLE AND ENTIRE AGREEMENT; TRUE LEASE; SECTION 1110

     (a) ENTIRE AGREEMENT: The Lease is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Engine, and supersedes all previous agreements in relation to that leasing. Any amendments to the Lease must be made in writing and signed on behalf of Lessor and Lessee.

     (b)  TRUE LEASE: The parties intend and agree that the Lease:

          (i) constitutes a "true lease", and not a "security interest" as defined in Section 1-201(37) of the UCC;

          (ii) constitutes a "true lease" for United States Federal income tax purposes; and

          (iii) confers only a leasehold interest on Lessee in and to the Engine on and subject to the terms of the Lease, and no ownership or other interest with respect to the Engine is provided to Lessee under the Lease.

          Lessee shall not file a tax return that is inconsistent with the provisions of this Section 15.9(b).

     (C) SECTION 1110: Lessee acknowledges that Lessor would not have entered into the Lease unless it had available to it the benefits of a lessor under Section 1110. It is the intention of the parties that the Lessor shall be entitled to the benefits of Section 1110 with respect to the right to repossess the Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of the Lease is possible, a construction which would preserve such benefits, shall control over any construction which would not preserve such benefits or would render them doubtful.

15.10 INDEMNITEES. Subject to Section 10(f) hereof, all rights expressed to be granted to each Indemnitee (other than Lessor) under the Lease are given to Lessor on behalf of that Indemnitee, and each Indemnitee is an express third party beneficiary thereof.

15.11 COUNTERPARTS. The Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that the Lease constitutes chattel paper (as such term is defined in the UCC or similar legislation), no security interest in the Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart designated as the "original" on the signature page of the Engine Lease Agreement by Financing Parties' Representative, Owner or Lessor, as the case may be.

15.12 LANGUAGE. All notices to be given under the Lease will be in English. All documents delivered to Lessor pursuant to the Lease (including any documents to be delivered pursuant to the Conditions Precedent) will be in English.

16.  DISCLAIMERS AND WAIVERS

     LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN SECTIONS 16.1 TO 16.4 BELOW SHALL APPLY AT ALL TIMES DURING THE TERM. LESSEE'S ACCEPTANCE OF THE ENGINE IN ACCORDANCE WITH SECTION 4.3 (DELIVERY AND ACCEPTANCE) SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE ENGINE AND

     EVERY PART THEREOF AND THAT THE ENGINE, THE PARTS AND THE ENGINE DOCUMENTS ARE TECHNICALLY ACCEPTABLE TO LESSEE AND SATISFY THE DELIVERY CONDITION REQUIREMENTS AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE.

16.1 DISCLAIMER. THE ENGINE IS LEASED AND DELIVERED UNDER THE LEASE "AS IS, WHERE IS," AND LESSEE AGREES AND ACKNOWLEDGES THAT:

     (a) LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE ACCEPTED, MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THE LEASE OR OTHERWISE), ANY GUARANTEES, COVENANTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE ENGINE OR ANY PART OR ANY SERVICES PROVIDED BY LESSOR UNDER THE LEASE, INCLUDING (BUT NOT LIMITED TO) THE TITLE (EXCEPT AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 7.1 (QUIET ENJOYMENT)), DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, DATE PROCESSING, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE ENGINE OR ANY PART OR ANY SERVICES PROVIDED BY LESSOR UNDER THE LEASE; AND

     (b) LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE, MISREPRESENTATION OR STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:

          (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (EXCEPT FOR DIRECT DAMAGES DUE TO LESSOR'S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 7.1 (QUIET ENJOYMENT) HEREOF);

          (ii) THE USE, OPERATION OR PERFORMANCE OF THE ENGINE OR ANY RISKS RELATING THERETO;

          (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT (EXCEPT FOR DIRECT DAMAGES DUE TO LESSOR'S BREACH AS PROVIDED IN SECTION 7.1), INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE; OR

          (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE ENGINE OR ANY PART.

16.2 WAIVER. LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN SECTION 16.1.

16.3 DISCLAIMER OF CONSEQUENTIAL DAMAGES. LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS, LOST PROFITS OR REVENUES OR CONSEQUENTIAL DAMAGES (AS DEFINED IN SECTION 2A-520 OF THE UCC OR OTHERWISE) AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THE LEASE (INCLUDING A BREACH BY LESSOR UNDER SECTION 7.1).

16.4 CONFIRMATION. LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION 16 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS PAYABLE UNDER THE LEASE HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

17.  BROKERS AND OTHER THIRD PARTIES

17.1 NO BROKERS. Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of the Lease, to any Person (other than fees payable to legal advisers or portfolio services).

17.2 INDEMNITY. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, reasonable legal fees and expenses) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the Lease or the Engine, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Section 17.1.

18.  ILLEGALITY

If at any time during the Term it is or becomes unlawful for Lessee to perform any of its obligations under this Agreement, or this Agreement is or becomes wholly or partly invalid or unenforceable which event, in the judgment of Lessor, materially and adversely affects the rights of Lessor hereunder, then, notwithstanding anything contained in Section 15.4 to the contrary, Lessor may by notice in writing to Lessee (i) request execution of an amendment of this Agreement in accordance with applicable Law promptly, but in any event no later than 30 days after such event has occurred, if such amendment, in the reasonable judgment of Lessor, shall protect and preserve the interests of Lessor under this Lease, with such amendment to be completed at the sole cost and expense of Lessee or (ii) terminate the leasing of the Engines under this Lease, whereupon
(x) Lessee shall promptly comply with Section 12, (y) Lessee will indemnify Lessor on demand against any Losses which Lessor may sustain or incur directly or indirectly as a result of such unlawfulness, invalidity or unenforceability and such termination, including (but not limited to) the amounts set forth in Sections 13.2(c)(i)-(vi), and (z) the provisions of Sections 13.4 shall apply as if each reference therein to an Event of Default were a reference to the occurrence of such unlawfulness, invalidity or unenforceability and to such termination.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Common Terms Agreement on the date shown at the beginning of the document.

CHAUTAUQUA AIRLINES, INC.


By: /s/ Robert H. Cooper
    ---------------------------------

Name: Robert H. Cooper
      ---------------------------------
Title: Vice President
       ---------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Norman Liu
    --------------------------------

Name: Norman Liu
      --------------------------------

Title: Vice President
       --------------------------------

                                   SCHEDULE 1
                                   DEFINITIONS

The following words and expressions have the respective meanings set forth below:

ACT means the FEDERAL AVIATION ACT OF 1958, as amended, and as recodified in Title 49 U.S.C. pursuant to Public Law 103-272, or any similar legislation of the United States enacted in substitution or replacement thereof.

AD or AD/CN means an airworthiness directive or equivalent issued by the State of Design or the State of Registry.

AFFILIATE means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

AFTER-TAX BASIS means in the case of any amount payable on an "After-Tax Basis" to or for the benefit of any Person (including any amount payable pursuant to this definition), after deduction of the net amount of all Taxes (taking into account any related credit or deductions) required to be paid by such Person with respect to the receipt or accrual by it of such amount (and assuming that such Person is subject to (i) United States federal income tax at the highest marginal statutory rate imposed on corporations in the highest taxable income bracket for the relevant period, (ii) United States state and local income taxes, and (iii) income taxes (if any) imposed by countries outside the United States at, in the case of (ii) and (iii), the actual rates imposed on such Person, that Person receives the required amount.

AIR AUTHORITY means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Related Airframe and the Engine under the laws of the country in which such Related Airframe is then registered.

APPRAISAL PROCEDURE means the following procedure for determining the "fair market rental value" of the Engine: (a) Lessor shall select an independent engine appraiser in its sole and absolute discretion who shall make a determination of "fair market rental value" of the Engine; and (b) the fees and expenses of the appraiser shall be paid by Lessee. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as-is" and "where-is" basis.

BUSINESS DAY means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York and Indianapolis, Indiana are authorized or required by Law to be closed.

CERTIFICATE OF ACCEPTANCE means a certificate of acceptance in the form of
SCHEDULE 5 (CERTIFICATE OF ACCEPTANCE).

                                       1-1

CERTIFICATED AIR CARRIER means any Person holding an "air carrier operating certificate" issued under Chapter 447 (or any successor provision) of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

CITIZEN OF THE UNITED STATES means a "citizen of the United States" within the meaning of Section 40102(a)(15) (or any successor provision) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

CSN means Engine Cycles since new.

CSO means Engine Cycles since overhaul.

CTA has the meaning given in the heading of this Agreement.

DEFAULT means any Event of Default or any event or circumstance which, with the giving of notice and/or lapse of time would constitute an Event of Default.

DELIVERY means delivery of the Engine by Lessor to Lessee under the Lease.

DELIVERY DATE means the date on which Delivery occurs.

DOLLARS AND $ means the lawful currency of the United States.

EMM means the Manufacturer's Engine Maintenance Manual.

ENGINE means each Engine as defined in one or more Engine Lease Agreements, including any engine stand and any other equipment related to any Engine as described in and subject to that Engine Lease Agreement and in each case includes all modules and Parts from time to time belonging to or installed in that Engine but excludes any properly replaced Part, title to which has passed to Lessee pursuant to the Lease.

ENGINE CYCLE means operation of an Engine on a Related Airframe from and including a take-off to and including the landing of that Related Airframe.

ENGINE DOCUMENTS means the documents, data and records identified in the list attached to the Certificate of Acceptance, and any other documents and records required in connection with Lessee's obligations under Section 8.8 (RECORDS), and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the Lease.

ENGINE FLIGHT HOUR means each hour or part thereof an Engine is operated, elapsing from the moment the wheels of a Related Airframe on which such Engine is installed leave the ground until the wheels of such Related Airframe next touch the ground.

                                      1-2

ENGINE LEASE AGREEMENT means the Master Engine Lease Agreement and any subsequent Engine Lease Agreement, entered, or to be entered into, between Lessor and Lessee with respect to one or more Engines and any related equipment as further described therein.

ENGINE LEASE SUPPLEMENT means each Engine Lease Supplement, substantially in the form of Schedule 12 hereto.

ENGINE REFURBISHMENT means, with respect to any Engine, the complete visual inspection and repair as necessary in accordance with the shop manual of the combustion section of an Engine in an engine repair/overhaul station, including, (without limitation) complete unstacking of the high pressure turbine and low pressure turbine (including both high and low compressors); complete visual inspection, de-blading of discs as required; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of all blades below minimums; inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the turbine; balance of all rotors; and installation of rotors in the Engine.

EQUIPMENT CHANGE has the meaning given in Section 8.12 (EQUIPMENT CHANGE).

ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended.

ERISA PLAN means, individually or collectively, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any applicable regulation thereunder or a plan or individual retirement account which is subject to Section 4975(c) of the Internal Revenue Code.

EVENT OF DEFAULT means any event or condition specified in SCHEDULE 9 (EVENTS OF DEFAULT).

EVENT OF LOSS means any of the following events with respect to any Engine:

     (a) the actual or constructive, compromised, arranged or agreed total loss of the Engine; or

     (b) the Engine being destroyed, damaged beyond reasonable economic repair (which for this purpose shall mean that the cost of such repair is greater than 75% of the replacement cost of such Engine) or permanently rendered unfit for normal use for any reason whatsoever; or

     (c) any theft, hijacking or disappearance of the Engine for a period more than 45 days or more or, if earlier, for a period that extends until the end of the Term; or

     (d) the Engine being condemned, confiscated or requisitioned for title, or title to the Engine being otherwise compulsorily acquired by the government of the State of Registry or any other Government Entity; or

     (f) the Engine being confiscated, detained, seized, condemned or requisitioned for use or hire by any Government Entity other than the United States Government for the lesser of (i) a period of more than 30 days (or 180 days in the case of requisition for use or hire by

                                      1-3
          the government of the United States Government) or (ii) a period equal to or exceeding the remaining balance of the Term; or

     (h) as a result of any rule, regulation, order or other action by the FAA the use of the Engine by Lessee or any Permitted Sub-Lessee shall have been prohibited for a period of twelve (12) consecutive months or, if earlier, for a period that extends until the end of the Term.

EXPIRY DATE means the Scheduled Expiry Date or, if earlier (i) the date when Lessor acting in accordance with the provisions of the Lease, terminates the leasing of the Engine to Lessee under the Lease, or (ii) subject to the provisions of Section 11.1 (EVENTS OF LOSS) and 11.2 (REQUISITION), the date when Lessor receives the Agreed Value together with any other amounts then due and unpaid under the Lease following an Event of Loss; provided, that if the Term is extended pursuant to Section 12.2 (NON-COMPLIANCE), the Expiry Date shall be extended to the date to which the Term is extended pursuant to Section 12.2.

FAA means the Federal Aviation Administration of the United States and any successor thereof.

FAR means the FEDERAL AVIATION REGULATIONS set forth in Title 14 of the U.S.C. of Federal Regulations, as amended and modified from time to time.

FAR PART 121 means Part 121 of the FAR, as amended or modified from time to time.

FAR PART 145 means Part 145 of the FAR, as amended or modified from time to time.

FINAL INSPECTION has the meaning given in Section 1.1 of SCHEDULE 6 (PROCEDURES AND OPERATING CONDITION AT REDELIVERY).

FINANCIAL INDEBTEDNESS means any indebtedness in respect of:

     (a)  moneys borrowed or raised;

     (b) any liability under any debenture, bond, note, loan stock, acceptance, documentary credit or other security;

     (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession (exclusive of trade payables); or

     (d)  any lease agreement; or

     (e) any guarantee, indemnity or similar assurance against financial loss of any person in respect of the above.

FINANCIAL INFORMATION means:

     (a) as soon as available but not in any event later than 60 days after the last day of each of the first three fiscal quarters of Lessee, the unaudited consolidated financial statements of Lessee (consisting of a balance sheet and statements of operations and of retained

                                      1-4
          earnings and cash flows) prepared for the most recent previous fiscal quarter certified by a qualified financial officer of Lessee as being true and correct and fairly presenting its financial condition and results of operation in accordance with GAAP (subject to year-end adjustments); and

     (b) as soon as available but not in any event later than 120 days after the last day of each fiscal year of Lessee, the audited combined financial statements of Lessee (consisting of a balance sheet and statements of operations and of retained earnings and cash flows), prepared for the fiscal year then most recently ended certified by the independent auditors of Lessee in accordance with GAAP.

FINANCING DOCUMENTS means any mortgage, lease assignment, loan agreement, conditional sale agreement, head lease or any other documents entered into by Lessor or Owner with any Financing Party in connection with Lessor's or Owner's financing of the Engine.

FINANCING PARTY means the Person or Persons from time to time notified by Lessor to Lessee as providing finance to Lessor in respect of its acquisition, ownership or leasing of the Engine, whether by way of a head lease, loan or otherwise.

FINANCING PARTIES' REPRESENTATIVE means any one or more Financing Parties from time to time notified to Lessee as being the Financing Parties' Representative.

FINANCING STATEMENTS means UCC Financing Statements in respect of the Lease and the Engines leased thereunder prepared in a form acceptable for filing with the applicable Government Entities in the state of Lessee's State of Incorporation and such other jurisdictions as Lessor shall reasonably require.

FOD means foreign object damage.

GAAP means generally accepted accounting principles in the United States.

GE CAPITAL or GECC means General Electric Capital Corporation.

GECAS means either or both of GE Capital Aviation Services, Limited and GE Capital Aviation Services, Inc.

GOVERNMENT ENTITY means (a) a national government, political subdivision thereof, or local jurisdiction therein; (b) any instrumentality, board, commission, court, or agency of any of the above, however constituted; and (c) any association, organization, or institution to whose jurisdiction any of the above is subject.

GUARANTEE means, if applicable, a guarantee in form and substance acceptable to Lessor in its sole and absolute discretion, and references to the Guaranty include any replacement or re-issued guaranty.

HABITUAL BASE means the location of the Engine's primary base of operation, as specified in the Engine Lease Agreement.

                                      1-5

IFSD means in-flight service difficulty.

INSURANCE means the insurance in respect of the Engine in form satisfactory to Lessor and as required by Lessor, and includes any insurance and reinsurance required by Section 9 (INSURANCE) and SCHEDULE 7 (INSURANCE REQUIREMENTS).

LAW means and includes (a) any statute, decree, constitution, regulation, order, judgement or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

LEASE means the Master Engine Lease Agreement, dated as of December 18, 2001, between Aviation Financial Services Inc. and Lessee (of which this CTA forms part), any other Engine Lease Agreement for an Engine (of which this CTA forms a part), any schedules or documents executed pursuant to the Schedules hereto or pursuant to the Engine Lease Agreement, any Engine Lease Supplement to the Lease, and any side letters related to the Lease.

LEASE TERMINATION means a Certificate of Lease Termination, substantially in the form of Schedule 10 (FORM OF LEASE TERMINATION CERTIFICATE).

LESSEE CONDITIONS PRECEDENT means the conditions specified in Part B of SCHEDULE 3 (CONDITIONS PRECEDENT).

LESSOR means the Person named as Lessor in the applicable Engine Lease
Agreement.

LESSOR CONDITIONS PRECEDENT means the conditions specified in Part A of SCHEDULE 3 (CONDITIONS PRECEDENT).

LESSOR LIEN means (i) any Security Interest whatsoever from time to time created by Lessor or Owner in connection with the financing of the Engine, including the Financing Documents, (ii) any other Security Interest in the Engine which results from acts or omissions of or claims against Lessor or Owner (or any Person claiming through Lessor or Owner) that do not relate to the transactions contemplated by the Lease and is not attributable to Lessee or Lessee's use or possession of the Engine or any Related Aircraft, (iii) Taxes or Losses imposed against the Lessor which are not required to be indemnified against by the Lessee pursuant to any of the terms of the Lease, or (iv) claims against the Lessor arising from the transfer by the Lessor of its interests in the Engine other than a transfer of the Engine or any part hereof pursuant to Section 3.5 of the Engine Lease Agreement and Sections 8.11(a), 8.11(c), 8.11(d), 8.12, 11 and 13.2 of this CTA;

LESSOR TAXES means Taxes for which Lessee is not obligated to indemnify Lessor and/or Owner and/or a Financing Party as provided in Section 5.8 (LESSOR TAXES).

                                      1-6

LETTER OF CREDIT means any letter of credit for an Engine issued in relation to the Lease pursuant to Section 5.14 (LETTER OF CREDIT) and any replacement or renewal of that letter of credit.

LINE MAINTENANCE means with respect to any Engine, routine scheduled line maintenance of any Engine, including without limitation, preventive maintenance tests, system checks and related necessary work as recommended by Manufacturer or required by the Air Authority.

LLP means life limited Parts.

LOSSES means any and all out-of-pocket cost, expense (including any and all reasonable legal fees and expenses and the reasonable fees and expenses of other professional advisers), claims, proceedings, losses, liabilities, obligations, damages (whether direct, indirect, special, incidental or consequential), suits, judgements, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever, including any of the foregoing arising or imposed with or without any Indemnitee's fault or negligence, whether passive or active or under the doctrine of strict liability.

MAINTENANCE CONTRIBUTIONS means, as and if applicable, all amounts payable by Lessor pursuant to Section 7.2 (MAINTENANCE CONTRIBUTIONS).

MAINTENANCE PERFORMER means any Authorized Facility (as defined in the Fleet Hour Agreement), Manufacturer or such other Person as is approved by the Air Authority to perform maintenance and/or modification services on commercial aircraft engines, which Person shall be agreed by Lessee and Lessor to have recognized standing and experience, and suitable facilities and equipment to perform such services on aircraft engines of the same or improved model as the Engines.

MAINTENANCE PROGRAM means an FAA approved maintenance program for the Engine in accordance with the Manufacturer's specifications, planning documents, maintenance manuals and documents and encompassing scheduled maintenance, condition-monitored maintenance, and/or on-condition maintenance of Engines and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, SBs, engineering orders, ADs, corrosion control, inspections and treatments.

MANUFACTURER means the manufacturer of each Engine or any separate item of Equipment as identified in Schedule A to each Engine Lease Agreement.

MODIFICATION APPROVAL AMOUNT means $50,000.

MMPD means Manufacturer's Maintenance Planning Document.

NAMEPLATE INSCRIPTION means the inscription to be included on the Nameplates as reasonably requested by Lessor from time to time.

NAMEPLATES means the fireproof plates to be installed on the Engine in accordance with Section 8.6(a)(i).

                                      1-7

OTHER AGREEMENTS means any aircraft, engine or spare parts related lease or financing agreement (including an aircraft, engine or spare parts related loan, hire purchase, conditional sale, credit sale or security agreement) from time to time entered into between Lessor (or any Affiliate of Lessor), on the one hand, and Lessee (or any Affiliate of Lessee), on the other hand.

OWNER/MORTGAGEE ACKNOWLEDGEMENT means an executed acknowledgement substantially in the form of SCHEDULE 11 (AIRCRAFT OWNER/MORTGAGEE ACKNOWLEDGEMENT).

PART means, whether or not installed on any Engine:

     (a) any component, module, furnishing or equipment (other than a complete Engine or engine) incorporated or installed in or attached to or furnished with the Engine on the Delivery Date or thereafter if paid for or otherwise provided by or on behalf of Lessor; and

     (b) any other component, furnishing or equipment (other than a complete Engine or engine), with effect from the time when title thereto has passed to Owner pursuant to the Lease;

     (c) but excludes any such items title to which has passed to Lessee pursuant to the Lease.

PART 121 OR FAR PART 121 means Part 121 of the FAR, as amended or modified from time to time.

PERMITTED LIEN means:

     (a) any lien for Taxes not assessed or, if assessed, not yet due and payable, or being diligently contested in good faith by appropriate proceedings;

     (b) any lien of a repairer, mechanic, hangar-keeper or other similar lien arising in the ordinary course of business by operation of Law in respect of obligations which are not overdue or are being diligently contested in good faith by appropriate proceedings;

     (c)  any Lessor Lien;

     (d) rights of others under any sub-lease or arrangements to the extent expressly permitted under Section 8.4 (SUBLEASING) and Section 8.11(e) (PARTS POOLING);

     (e) respective rights of the parties to the Lease as provided in the Lease; and

     (f) salvage and similar rights of insurers under policies of insurance maintained with respect to the Engine;

but only if (in the case of a contested lien in both (a) and (b)) (i) adequate reserves have been provided by Lessee for the payment of such Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise in the sole judgement of Lessor to any non-deminimis risk of the sale,

                                      1-8
forfeiture or other loss of the Engine or any interest therein or of criminal liability on the part of Lessor or Owner.

PERMITTED SUB-LEASE means any sub-lease of the Engine to a Permitted Sub-Lessee to which Lessor has consented as provided for in Section 8.4(a) (SUBLEASING).

PERMITTED SUB-LESSEE means any sub-lessee of the Engine to which Lessor has consented as provided in Section 8.4(a) (SUBLEASING).

PERSON means any individual person, any form of corporate or business association, trust, Government Entity, or organization or association of which any of the above is a member or a participant.

PRE-DELIVERY PROCEDURE means the procedure leading to Delivery as specified in
SCHEDULE 4 (PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION REQUIREMENTS).

QEC MEANS quick engine change kits as specified in the Engine Lease Agreement.

REGULATIONS means any Law or regulation, official directive or recommendation, mandatory requirement, or contractual undertaking, or airworthiness requirements or limitations issued by a Governmental Entity, which applies to Lessee or the Engine and any Law or regulation, official directive or recommendation or mandatory requirement issued by a Governmental Entity which applies to Lessor, Owner, Financing Parties' Representative or GECAS.

RELATED AIRFRAME means with respect to any Engine, the airframe on which such Engine is, or is to be, installed, as identified in the Engine Lease Agreement or otherwise, but such airframe shall be a Related Airframe only so long as the Engine is so installed thereon, being installed thereon or being removed therefrom.

RENTAL PERIOD means each period ascertained in accordance with Section 5.2 (RENTAL PERIODS).

RENT DATE means the first day of each Rental Period.

REQUIRED LC EXPIRY DATE means the date being sixty-one (61) days after the Expiry Date.

RETURN OCCASION means the date on which the Engine is redelivered to Lessor in accordance with Section 12 (RETURN OF ENGINES).

SB means service bulletin.

SCHEDULED DELIVERY DATE is defined in the Engine Lease Agreement or, if no such date is defined therein, the date notified to Lessee by Lessor pursuant to
Section 4.1(a).

SECTION 1110 means 11 U.S.C. Section 1110 or any successor or analogous section of the federal bankruptcy law in effect from time to time.

                                      1-9

SECURITY INTEREST means any mortgage, chattel mortgage, security interest, charge, pledge, lien, conditional sale agreement, title retention agreement, equipment trust agreement, encumbrance, assignment, hypothecation, right of detention, right of set-off or any other agreement or arrangement having the effect of conferring security.

SPECIAL DEFAULT means the occurrence of any Default or Event of Default referred to in Clauses (a), (f) or (m) of Schedule 9 of this Agreement.

STATE OF DESIGN means the state having jurisdiction over the Person responsible for the type design of the Engine or Part.

STATE OF INCORPORATION means the state of organization of the applicable Person as identified in the heading of the Engine Lease Agreement.

STATE OF REGISTRY means the state of registry of any Related Airframe.

SUBSIDIARY means:

     (a) in relation to any reference to financial statements, any Person whose financial statements are consolidated with the accounts of Lessee in accordance with GAAP; and

     (b) for any other purpose, an entity from time to time of which another has direct or indirect control or owns directly or indirectly more than 50 percent of the voting share capital or similar equity interests.

SUPPLEMENTAL RENT means, as and if applicable, all amounts payable under the Lease in respect of each of Engine Supplemental Rent and Engine LLP Supplemental Rent.

TAXES means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including any value added or similar tax and any stamp, documentary, license, registration or similar fees or tax) imposed by a Government Entity, together with any penalties, fines, surcharges and interest thereon and any additions thereto.

TECHNICAL REPORT means a monthly report of the Engine Flight Hours and Engine Cycles operated by the each Engine in respect of each calendar month in the form reasonably required by Lessor.

TERM means the period commencing on the Delivery Date and ending on the Expiry Date.

TRANSPORTATION CODE means Title 49 of the U.S.C. subtitle VII, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

TSN means time (Engine Flight Hours) since new.

TSO means time (Engine Flight Hours) since overhaul.

                                      1-10

UCC means the Uniform Commercial Code as in effect in the State of New York.

UNITED STATES means the United States of America.

UNITED STATES GOVERNMENT means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

U.S.C. means the UNITED STATES CODE.

The terms AD COMPLIANCE PERIOD, AGREED VALUE, ANNUAL SUPPLEMENTAL RENT ADJUSTMENT, ASSUMED RATIO, DAMAGE NOTIFICATION THRESHOLD, DEDUCTIBLE AMOUNT, DELIVERY CONDITION REQUIREMENTS, DELIVERY LOCATION, DEPOSIT, DISCOUNT RATE, ENGINE CYCLES RESTRICTION, ENGINE FLIGHT HOURS RESTRICTION, ENGINE LLP SUPPLEMENTAL RENT, ENGINE SUPPLEMENTAL RENT, FLEET HOUR AGREEMENT, FHA ASSIGNMENT AGREEMENT, GUARANTOR, INDEMNITEE, INTEREST RATE, LESSEE, LESSOR, LESSOR'S ACCOUNT, LRU, MANUFACTURER, MINIMUM COMPONENT CALENDAR LIFE, MINIMUM ENGINE CYCLES, MINIMUM ENGINE FLIGHT HOURS, MINIMUM LIABILITY COVERAGE, OWNER, PRE-APPROVED BANK, PURCHASE AGREEMENT, REDELIVERY LOCATION, RENT, RENT COMMENCEMENT DATE, SCHEDULED DELIVERY MONTH, SCHEDULED EXPIRY DATE, SPARES DEDUCTIBLE AMOUNT, and TAX INDEMNITEE are all defined in the Engine Lease Agreement.

                                      1-11

                                   SCHEDULE 2
                         REPRESENTATIONS AND WARRANTIES

1.1  LESSEE'S REPRESENTATIONS AND WARRANTIES

Lessee's representations and warranties to Lessor as of the date of execution of the Lease and the Delivery Date are as follows:

     (a) STATUS: It is duly organized, validly existing and in good standing in its State of Incorporation.

     (b) NON-CONFLICT: Execution, delivery and performance of the Lease do not contravene or breach any Regulation applicable to Lessee.

     (c) POWER AND AUTHORITY: It has all corporate and other power and authority to execute, deliver and perform the Lease, and the Lease has been duly authorized, executed and delivered by Lessee.

     (d) LEGAL VALIDITY: The Lease is its legal, valid and binding obligation, enforceable against Lessee in accordance with its terms.

     (e) NO EVENT OF DEFAULT: No Event of Default has occurred and is continuing or would occur because of Delivery.

     (f) LITIGATION: Except as disclosed by Lessee to Lessor prior to the date of the execution of the Lease and the Delivery Date, it is not involved in any litigation or other dispute which may reasonably be expected to materially and adversely affect its financial condition or its ability to perform its obligations under the Lease.

     (g) FINANCIAL INFORMATION: Its audited financial statements most recently delivered to Lessor:

          (i)  have been prepared in accordance with GAAP; and

          (ii) are true and correct and present fairly the financial condition and results of operations of Lessee as at the date thereof and for the period then ending.

     (h) FULL DISCLOSURE: Neither the audited financial statements referred to in paragraph (g) nor any other financial, operational or credit related information provided to Lessor by Lessee for the purposes of the Lease contains as of the date thereof any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

                                       2-1

     (i) LOCATION: Lessee's chief executive office (as that term is defined in Article 9 of the UCC) is located at the address set forth in the heading of the Engine Lease Agreement; the "location" (as such term is used in Section 9-307 of the UCC) of the Lessee is its State of Incorporation and the records of the Lessee concerning the Engine are maintained at such chief executive office or at the Habitual Base of the Engine.

     (j) CERTIFICATED AIR CARRIER: Lessee is a Certificated Air Carrier and Lessor, as lessor of the Engine to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the U.S.C. with respect to the Engine and any Part.

     (k)  CITIZEN OF THE UNITED STATES: Lessee is a "Citizen of the United
          States".

     (l) ERISA: Lessee has not established and does not maintain or contribute to any employee plan that is covered by Title IV of ERISA.

1.2  LESSOR'S REPRESENTATIONS AND WARRANTIES

Lessor's representations and warranties to Lessee as of the date of execution of the Lease and the Delivery Date are as follows:

     (a) STATUS: It is duly organized, validly existing and in good standing in its State of Incorporation.

     (b) NON-CONFLICT: Execution, delivery and performance of the Lease do not contravene or breach any Law applicable to Lessor.

     (c) POWER AND AUTHORITY: It has all corporate and other power and authority to execute, deliver and perform the Lease, and the Lease has been duly authorized, executed and delivered by Lessor.

     (d) LEGAL VALIDITY: The Lease is its legal, valid and binding obligation, enforceable against Lessor in accordance with its terms.

     (e) OWNERSHIP: At Delivery, Lessor will possess such interest in the Engine as will entitle it to lease the Engine to Lessee and perform its obligations in accordance with this Lease.

     (f) LITIGATION: Except as disclosed by Lessor to Lessee prior to the date of the execution of the Lease and the Delivery Date, it is not involved in any litigation or other dispute which may reasonably be expected to materially and adversely affect its financial condition or its ability to perform its obligations under the Lease.

     (g) ERISA: The funds to be used by the Lessor to acquire its interests in any Engine do not constitute assets (within the meaning of ERISA and any applicable rules and regulations) of an ERISA plan.

                                      2-2

     (h)  CITIZEN OF THE UNITED STATES: Lessor is a Citizen of the United
          States.

     (i) LIENS: There are no Lessor Liens on the Engine other than any Lessor Lien consisting of the interest of an Owner or Financing Parties' Representative, or both, which Owner or Financing Parties' Representative has furnished to Lessee, or at Delivery shall furnish to Lessee, a letter of quiet enjoyment in the form of Schedule 14 hereto.

                                      2-3

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

PART A - LESSOR CONDITIONS PRECEDENT

The conditions precedent to Lessor's obligation to deliver and to commence the leasing of the Engine are as follows. All documents delivered to Lessor pursuant to this SCHEDULE 3 will be in English:

1.1  PRELIMINARY CONDITIONS

Lessor will receive from Lessee, not later than two Business Days prior to the Scheduled Delivery Date, each of the following, satisfactory in form and substance to Lessor:

     (a) OPINION(S): a signed original (or facsimile transmission thereof) of the opinion(s) substantially conforming to SCHEDULE 8(a) that will be issued on the Delivery Date by Lessee's General Counsel and SCHEDULE 8(b) that will be issued on the Delivery Date by Fulbright & Jaworski L.L.P.;

     (b) APPROVALS: evidence of the issue of each approval, license and consent, if any, which is required in relation to, or in connection with the performance by Lessee of any of its obligations under the Lease;

     (c) LICENSES: copies of Lessee's air transport license, air carrier operating certificate, air operator's certificates, including authority to operate the Engine under FAR Part 121, and a Certificate of Public Convenience and Necessity issued under Section 40102 of Title 49 of U.S.C. or, if outside the United States, the equivalent of such certificates and a Certificate of Airworthiness and Registration for each Related Airframe;

     (d) TITLE: copies of the historical bills of sale for the Engine establishing valid title thereto;

     (e) UCC: Financing Statement with respect to the Lease and the Engine in a form reasonably acceptable to Lessor shall have been prepared by Lessee to be filed in each jurisdiction reasonably requested by Lessor;

     (f)  LETTER OF CREDIT (if applicable): the form of the Letter of Credit;
          and

     (g)  GENERAL: such other documents as Lessor may reasonably request.

1.2  FINAL CONDITIONS

     (a) FINAL DOCUMENTS: Lessor shall receive on or before the Delivery Date each of the following:

          (i) CERTIFICATE OF ACCEPTANCE AND ENGINE LEASE SUPPLEMENT: each of the Certificate of Acceptance, and Lease Supplement, dated and fully completed, and


                                      3-1
                 executed by Lessee, and, in the case of the Lease Supplement, filed (together with the CTA) for recording at the FAA;

          (ii) OPINIONS: a signed original (or facsimile transmission thereof) of each of the opinions referred to in Section 1.1(a) of this
                 SCHEDULE 3, dated the Delivery Date;

          (iii) PAYMENTS: all sums due to Lessor under the Lease on or before the Delivery Date, including the first payment of Rent and, if applicable, the balance of the Deposit;

          (iv) INSURANCE: certificates of insurance, an opinion and undertaking from Lessee's insurance broker and other evidence reasonably satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of the Agreement as to Insurance with effect on and after the Delivery Date;

          (v) FINANCIAL INFORMATION: the latest Financial Information of Lessee requested by Lessor;

          (vi)   LETTER OF CREDIT (if applicable): the Letter of Credit;

          (vii) GUARANTEE (if applicable): the Guarantee, duly executed and delivered by the Guarantor, and an opinion of legal counsel acceptable to Lessor in respect of the Guarantee in form and substance acceptable to Lessor and its legal counsel;

          (viii) LESSEE'S MAINTENANCE PROGRAM: such information and documents relating to the Lessee's Maintenance Program as Lessor may reasonably request in a timely manner prior to Delivery;

          (ix) FILINGS: evidence that on the Delivery Date all UCC and FAA filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Lease and to protect the interests of Owner and, if applicable, the Financing Parties in the Engine or any Part and in the Lease;

          (x) FAA OPINION: evidence that there will be issued an opinion of Daugherty, Fowler, Peregrin & Haught, a Professional Corporation, special FAA counsel, with regard to FAA registration matters in a form reasonably acceptable to Lessor as to the due filing for recordation of the Lease and, if applicable, the Financing Documents, (the costs for which shall be paid by Lessee);

          (xi) CERTIFICATE OF LEASE TERMINATION: a certificate of lease termination executed by a duly authorized officer of Lessee substantially in the form of Schedule 11 acknowledging that the Lease is no longer in effect with respect to the Engine, which

                                      3-2
                 certificate Lessor will hold in escrow to be filed at the FAA upon the expiration or other termination of the Lease;

          (xii) ACKNOWLEDGEMENT AND AGREEMENT RE ASSIGNMENT (if applicable): an acknowledgement of and certain agreements with respect to the assignment by Lessor of this Lease to Owner and Financing Parties' Representative in the form previously provided to Lessee or as Owner or Financing Parties' Representative may otherwise reasonably request; and

          (xiii) GENERAL: such other documents as Lessor may reasonably request;

     (b) REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessee in SCHEDULE 2 (REPRESENTATIONS AND WARRANTIES) shall be true and correct in all material respects, and would be true and correct in all material respects if repeated on Delivery; and

     (c) NO DEFAULT: no Default shall have occurred and be continuing on Delivery or could reasonably be expected to result from the leasing of the Engine to Lessee under the Lease.

     (d) PURCHASE AGREEMENT: if Lessor is to acquire any Engine from Lessee, then Lessor or an affiliate of Lessor and Lessee shall have executed the Purchase Agreement with respect to such Engine, no default or breach of the Purchase Agreement by Lessee shall have occurred and be continuing and Lessor has accepted delivery of the Engine in accordance with the terms and conditions of the Purchase Agreement;

     (e) MATERIAL ADVERSE CHANGE: there shall have been no material adverse change in the financial condition or operations of Lessee or in the ability of Lessee to comply with its obligations under the Lease since
          (1) September 30, 2001 with respect to the initial Delivery of Engines hereunder, or (2) the date of the most recent Financial Information furnished to Lessor hereunder, in the case of each Delivery following the initial Delivery of Engines hereunder; and

     (f) GENERAL: such other documents as Lessor may reasonably request in a timely manner prior to Delivery.

PART B - LESSEE CONDITIONS PRECEDENT

The conditions precedent to Lessee's obligation to accept and to commence the leasing of the Engine are as follows. All documents delivered to Lessee pursuant to this SCHEDULE 3 will be in English.

     (a) FINAL DOCUMENTS: Lessee shall receive on or before the Delivery Date for the Engine each of the following:

                                      3-3

          (i) ENGINE LEASE AGREEMENT: the applicable Engine Lease Agreement, dated and executed by Lessor and filed (together with the CTA) for recording at the FAA; and

          (ii) ACKNOWLEDGEMENT RE QUIET ENJOYMENT: if Lessee is required to deliver an acknowledgement of or agreement with respect to the assignment by Lessor of the Lease to Owner or Financing Parties' Representative, a letter of quiet enjoyment in the form of Schedule 14 hereto;

          (iii) FAA OPINION: evidence that there will be issued an opinion of Daugherty, Fowler, Peregrin & Haught, a Professional Corporation, special FAA counsel, with regard to FAA registration matters in a form reasonably acceptable to Lessor as to the due filing for recordation of the Lease and, if applicable, the Financing Documents, (the costs for which shall be paid by Lessee);

     (b) REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessor in SECTION 1.2 OF SCHEDULE 2 (LESSOR'S REPRESENTATIONS AND WARRANTIES) shall be true and correct in all material respects, and would be true and correct in all material respects if repeated on Delivery Date; and

     (c) DELIVERY CONDITION REQUIREMENTS: tender by Lessor of delivery of the Engine in compliance with the Delivery Condition Requirements.

     (d) PURCHASE AGREEMENT: if Lessor is to acquire any Engine from Lessee, then Lessor or an affiliate of Lessor and Lessee shall have executed the Purchase Agreement with respect to such Engine, no default or breach of the Purchase Agreement by Lessor shall have occurred and be continuing and Lessor has accepted delivery of the Engine in accordance with the terms and conditions of the Purchase Agreement;

     (e) GENERAL: such other documents as Lessee may reasonably request in a timely manner prior to Delivery.

                                      3-4

                                   SCHEDULE 4

                             PRE-DELIVERY PROCEDURES

                                       AND

                         DELIVERY CONDITION REQUIREMENTS

1.   LICENSES

     (a) It is the responsibility of Lessee to obtain all licenses, permits or approvals necessary to export or transport the Engine from the Delivery Location.

     (b) Lessor will provide Lessee with any required data and information relating to the Engine or Lessor as are reasonably available to Lessor for the purposes of obtaining any such licenses, permits or approvals.

2.   INSPECTION

     (a) Subject to any applicable lease agreement or purchase agreement, Lessee may inspect the Engine (including a test cell or power assurance run) to ensure that the Engine fulfils the Delivery Condition Requirements.

     (b) If Lessee's inspection of the Engine shows that the Engine does not fulfil the Delivery Condition Requirements, Lessor will correct any defects and make the Engine available for re-inspection by Lessee provided that, in Lessor's reasonable opinion, it is not impracticable or prohibitively expensive to correct the defect.

     (c) If Lessor notifies Lessee that it does not intend to correct the defect, either party may terminate the Lease.

     If the Engine has been purchased from Lessee (or one of its Affiliates) by Owner and immediately leased back by Lessor to Lessee, the provisions of this Section 2 shall not apply to the leasing of the Engine.

3.   INDEMNITY

     Lessee is responsible for and will indemnify each Indemnitee against all Losses arising from death or injury to any observer, representative or any employee of Lessee in connection with the inspection of the Engine whether or not such Losses arise out of or are attributable to any act or omission, negligent or otherwise, of any Indemnitee.

                                      4-1

                                   SCHEDULE 5

                            CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered, on the date set out below by [LESSEE]("LESSEE"), to [Name of Lessor] ("LESSOR"), pursuant to the Common Terms Agreement, dated ___________, between Lessor and Lessee and the Engine Lease Agreement, dated ___________, between Lessor and Lessee incorporation the terms of the Common Terms Agreement (the "AGREEMENT"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.   DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at [ ] o'clock on this _____ day of __________, ______, at ________, accepted delivery of the following:

(a) [         ] Engine:

     Manufacturer's Serial Number: ______________

(b)  Engine Document Check List:  as attached hereto

(c)  QEC Check List:  as attached hereto.

(d)  LRU Check List:  as attached hereto.

(e)  Other Accessories Check List:  as attached hereto.

(f)  Engine stand/Engine cover:  as attached hereto.

(g)  Data Plate certification:  as attached hereto.

2.   HOURS AND CYCLES DATA (AS OF DELIVERY DATE)

   ENGINE:

   Number of Engine Flight Hours since new: _______________ hours

   Number of Engine Flight Hours since last refurbishment: ________________ hours

   Number of Engine Flight Cycles since new: _______________cycles

   Number of Engine Flight Cycles since last refurbishment: _______________ cycles

   Disk Sheet:

                                       5-1

   Hot Section Inspection:

   Interval: ___________________________

   Time Since (S/N __________) : ______________

   Time Remaining to First Restriction:

   Hours: _____________ Restriction: _____________

   Cycles: _____________ Restriction: _____________

   Average Cycles in LLP (see attached Schedule): _______________

3.   ACCEPTANCE:

     Lessee hereby confirms that the Engine, engine stand, QEC, Parts and Engine Documents described in this Certificate of Acceptance have been received;
     (ii) the Engine has been duly marked with the Nameplate in accordance with the terms of Section 8.6(a)(i) of the Lease; (iii) the Engine is insured as required by the Lease; (iv) the representations and warranties of Lessee referred to in Section 2.1 (LESSEE'S REPRESENTATIONS AND WARRANTIES) of
     Schedule 2 of the Lease are hereby repeated with effect as of the date first above written (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date); (v) having inspected the Engine, Lessee acknowledges that the Engine satisfies all conditions required for Lessee's acceptance of delivery as set forth in the Lease; and (vi) the execution and delivery of this Certificate signifies absolute and irrevocable acceptance by Lessee of the Engine for all purposes hereof and of the Lease.

IN WITNESS WHEREOF, Lessee and Lessor have, by their duly authorized representative, executed this Certificate of Acceptance on the date in paragraph 1 above.

LESSEE:                                      LESSOR:

By:                                          By:
       ---------------------------                 ---------------------------
Title:                                       Title:
       ---------------------------                 ---------------------------

                                      5-2

                                   SCHEDULE 6


                PROCEDURES AND OPERATING CONDITION AT REDELIVERY

                                    (ENGINES)

On the Return Occasion of the Engine, subject to ordinary wear and tear of a kind and to an extent consistent with similar engines engaged in commercial airline operations, will be redelivered to Lessor by Lessee in accordance with the procedures and in any event in the condition set out below.

1.1  FINAL INSPECTION


Immediately prior to the Return Occasion, Lessee will make the Engine available to Lessor for inspection ("FINAL INSPECTION") in order to verify that the condition of the Engine complies with the Lease. The Final Inspection will include, and be long enough (and Lessor will reasonably endeavor to complete such Final Inspection within 30 days) to permit Lessor, in good faith, to:

     (a)  inspect the Engine Documents;

     (b) observe a test cell run if the Engine has undergone a shop visit immediately prior to redelivery, or an engine maximum power assurance run, in accordance with the EMM, at Lessee's cost;

     (c) following the test cell run or the engine maximum power assurance run, inspect the Engine and the uninstalled Parts, including a complete video borescope inspection of all stages of (A) the low pressure and high pressure compressors (performed by cold section video borescope) and (B) the high pressure turbine and low pressure turbine modules (performed by hot section video borescope).

Furthermore, Lessee acknowledges that the next operator of the Engine will need to inspect the Engine and the Engine Documents prior to redelivery and Lessee hereby agrees to cooperate with Lessor and/or such next operator in order to coordinate and grant access for inspections and/or meetings as reasonably necessary.

Lessor shall be responsible for and shall indemnify Lessee against all Losses arising from the death or injury to any observer or any employee of Lessor in connection with the inspection of the Engine under this Clause 1.1 whether or not such Losses arise out of or are attributable to any act or omission, negligent or otherwise of Lessee.

1.2  GENERAL CONDITION

The Engine will:

     (a) be in at least as good operating and physical condition, excluding normal wear and tear, as when delivered to Lessee by Lessor, subject to ordinary operating wear and tear and changes and alterations properly made by Lessee as permitted under, and otherwise in accordance with, the Lease. The Engine will have been maintained to at least the same standard and modification status as other similar engines within Lessee's fleet. The Engine will be free of any concessions, technical variances, repairs or modifications not approved

                                      6-1
          by Manufacturer, maintenance deferrals, carry-overs, extensions or any on-watch items requiring a special, reduced period or out of sequence inspection or maintenance;

     (b) be fully serviceable as evidenced by Lessee's Air Authority serviceability tag in accordance with the Maintenance Program and an FAA Form 8130-3 or JAA Form One;

     (c) be in such condition as to permit the immediate use in commercial airline service under the current regulations of the FAA or Air Authority (including FAA shop release documentation if reasonably requested by Lessor);

     (d) have complete back to birth records available for all LLP and components;

     (e) have engine trend monitoring data evidencing no adverse trends or rate of deterioration or operating abnormality which would require corrective action or a shop visit in advance of next scheduled shop visit;

     (f)  have a non-incident statement signed by Lessee;

     (g)  be operating within the limits established by Manufacturer;

     (h) be in compliance with the FAA and Air Authority's ADs and mandatory SBs the compliance with which is required on or before the date Lessor accepts redelivery or completion within the AD Compliance period, accompanied by records showing the method and date of compliance and compliance documents showing accomplishment with no variance, extension, carry-overs or deferrals. Any airworthiness directives of the Air Authority or FAA which must be completed on a terminating action basis by the Lessee on other engines of the same type in its fleet will be performed on a terminating action basis by Lessee at Lessee's cost;

     (i) have installed the full complement of equipment, parts, accessories, furnishings and loose equipment, as when originally delivered to Lessee and as normally installed in the Engine for continued regular service, and will be in the same external configuration as when originally delivered to Lessee except for Engine changes permitted or required by the Lease;

     (j) have no open, deferred, continued, carry over or placarded log book items; and

     (k) have the Nameplate as at Delivery or as changed due to engine enhancements or changes.

1.3  COMPONENTS

(a) Each Engine Flight Hour and Engine Cycle controlled Hard Time Component shall have not less than the Minimum Hard Time Component Flight Hours and the Minimum Hard Time Component Cycles of life remaining to the next expected Engine Refurbishment based on the Manufacturer's mean time between removals for such Engine and shall be supported by appropriate certification documentation indicating TSN, CSN, TSO and CSO such as JAA Form One or FAA Form 8130-1; for this purpose "HARD TIME COMPONENT" means any component which has a limited on-wing life in accordance with the Maintenance Program and which can have life fully restored through appropriate maintenance;

                                      6-2

(b) Each calendar-limited component including safety equipment will have not less than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the Maintenance Program;

(c) Each "on-condition" and "condition-monitored" component will be serviceable;

If the Engine will not meet these conditions without a shop visit in the six months preceding termination of the Lease, Lessee will consult with Lessor prior to committing the Engine to the shop and Lessor will re-evaluate the requirement for maximum time since shop visit based on the then current circumstances. All components (excluding LLP) shall have a minimum of fifty percent (50%) life remaining (Engine Flight Hours, Engine Cycles or months whichever is applicable and most limiting). Average total time since new on installed components and Parts in the aggregate shall have no more than one hundred ten percent (110%) of the total time on the Engine.

1.4  ENGINES:

     Each Engine will:

     (a) have not less than the Minimum Engine Flight Hours life remaining to the next expected removal and each of the LLPs shall have not less than the Engine Cycles Restriction release life remaining. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with the Lease;

     (b) be free of all Security Interests, other than Security Interests granted by Lessor;

     (c) have undergone the inspections as set forth in Section 1.1(b) and (c) herein. If any inspection procedure identifies any Engine defect(s) that causes the Engine to be unserviceable, Lessee will immediately notify Lessor in writing, correct such defect(s) at Lessee's cost and provide evidence satisfactory to Lessor that defects have been corrected in accordance with the EMM and the Maintenance Program;

     (d) be prepared for shipment for long-term storage in accordance with Manufacturer's recommendations;

     (e) be zero time since the last complete hot and cold section video borescope inspection in accordance with Manufacturer's and the Related Airframe manufacturer's maintenance manual and will be in compliance with requirements of the EMM, Lessee's operations specifications, and the requirements and recommendations of the Air Authority;

     (f) together with installed components, not be subject to any reduced frequency inspections in comparison to the Related Airframe manufacturer's maintenance manual limits;

     (g) immediately prior to redelivery, will have the required EGT Margin. In addition, the EGT Margin shall be sufficient, and the Engine shall otherwise be in a condition, to permit the operation of the Engine for at least the Minimum Engine Flight Hours until its next expected Engine Refurbishment. The Engine shall have performance characteristics consistent with engines of a similar manufacturer, made, model, thrust, age and time since performance restoration and, if (i) fresh from an Engine Refurbishment, be zero time since a full parameter test cell run which will demonstrate, including at full take-off power, performance characteristics consistent with Lessee's approved Related Airframe operating requirements, or (ii) the Engine has been removed from an aircraft immediately prior to redelivery, will

                                      6-3
          have performed an on-wing maximum power assurance run demonstrating maximum permitted power take-off performance as per Lessee's Related Airframe operating requirement. In all cases, the engine condition monitoring (ECM) data will be available for Lessor's review, will cover periods of installation sufficient to have initialized a baseline on the trend plot and will exhibit no abnormal trends or acceleration in the deterioration of the performance of the Engine;

     (h) Lessee will bear all costs of packaging, including the provision of an engine shipping stand, transportation, including the return of the engine stand to Lessee (if applicable), insurance duties, taxes and other costs associated with the return of the Engine, Delivered Duty Paid (INCOTERMS 2000) to the Redelivery Location. Any vehicles and trailers used for shipment of the Engine shall be air ride equipped. On a given shipment, such vehicle shall be dedicated to the Engine belonging solely to Lessor; except, that (i) the Engine or other related equipment may be off-loaded at the Redelivery Location without disturbing any of the additional items included in such shipment; and
          (ii) Lessee shall not handle or reposition any of the additional items included in such shipment on such vehicle;

     (i) have no defect which places less than the Minimum Engine Flight Hours and the Engine Cycles Restriction of remaining life, each including in respect of LLPs, pursuant to Manufacturer's or Air Authority's requirements until removal.

1.5  ENGINE DOCUMENTS:

The Engine Documents will:

     (a) be delivered by Lessee to Lessor, together with the records generated by Lessee and records maintained or obtained, or required to be maintained or obtained, under the applicable rules and regulations of the Air Authority or any other applicable Law. With respect to any
          Part installed by Lessee during the Term and not removed prior to Redelivery, the records returned to Lessor will include: (i) part number, description and serial number (if Part is serialized); (ii) historical record, including but not limited to (A) serviceability status at installation, (B) for a time-controlled Part, total time and cycles, time and cycles since overhaul as may be applicable, and total time and cycles of the Engine at the time of Part installation, and
          (C) for an LLP, "back-to-birth" documentation tracing usage of the Part since new. The Engine Documents will be accurate and complete and satisfy all other requirements so as to permit immediate use of the Engine under the rules and regulations of the Air Authority. At minimum, the Engine Documents shall include the following:

          1. Certified statement as to Engine Flight Hours and Engine Cycles since overhaul on each Engine module.

          2. Engine Log Book (as applicable to Lessee's records keeping system).

          3. Engine Master Record (record of installation and removal and accumulated Engine Flight Hours and Engine Cycles).

          4. Accessory status (including description, part number, serial number, date and time installed, and current time since overhaul).

                                      6-4

          5. Record of last overhaul (FAA Form 8130-3 or JAA Form One) for each of the accessory rotables requiring overhaul on a time specified basis.

          6. Repair, overhaul and inspection records for each shop visit since and including the last overhaul of each module.

          7. Documents demonstrating installation and full traceability to new for each LLP.

          8.     Engine condition monitoring report.

          9. Most recent engine borescope (if videotaped, include copy of video).

          10. Most recent fuel, oil sampling, magnetic chip detector and vibration survey results (as available).

          11.    Most recent on-wing ground performance run.

          12. Last certified test cell run if the Engine has undergone a shop visit immediately prior to redelivery.

          13.    Manufacturer delivery documents.

          14.    Engine oil used.

          15. Any incidents during operation since last shop visit with action taken (e.g. IFSD/FOD/oil loss, etc.).

(b) Summary Records. Lessee shall cause each of the following Engine Documents to be complete including any update required to reflect work performed in preparation for return to Lessor. Each summary report shall be certified by signature of Lessee's Director of Quality Assurance or Director of Quality Control as being a complete and accurate description of Engine status at return to Lessor.

          1. AD/CN Applicability and Compliance Status. Listings will include all AD/CNs issued by the Air Authority against the model and series of each item and will clearly identify any exemptions, waivers or alternate means of compliance granted by the Air Authority to the operator. In addition to other pertinent data, the documents shall include Manufacturer's SB(s) reference, AD/CN and SB revision numbers, method of compliance, date and time (Engine Flight Hours and Engine Cycles) of accomplishment, status (terminated, repetitive, open), and next due.

          2. Manufacturer SB Compliance Summary. Summary will clearly identify whether an SB was completed in full, in part or in variance to manufacturer data and shall detail which portions were accomplished or the nature of any variance.

          3. List of Lessee Modifications Incorporated (EO's, EA's, FCD's, etc.). In addition to other pertinent data, this document shall include operator document reference, description, date and time of accomplishment.

                                      6-5

          4. LLP Status Reports. In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, total time (Engine Flight Hours and Engine Cycles), life limit and time remaining.

          5. Check/Inspection History (record of scheduled checks accomplished during the Term including date and time accomplished).

          6. Complete Status Summary for each special maintenance, modification or inspection program (corrosion prevention and control, supplemental inspection, aging engine, etc.) in effect at time of return.

          7. Time-Controlled Components (TCC) Status Report. This shall address status of each TCC installed in the Engine. The list of TTCs shall be that listed in the MMPD plus those listed in the Maintenance Program. In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, date and Engine time at installation, current time since overhaul (Engine Flight Hours and Engine Cycles), limit, and time remaining.

          8. List of currently installed Parts. In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, date installed and aircraft time at installation.

(c)  The Engine Documents shall include the following AD/CNs, SBs and
     Modifications:

          1. AD/CN Accomplishment Records for all AD/CNs accomplished including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority. Records shall be returned in dedicated AD/CN files segregated by Engine and Parts and shall be in AD/CN number order. Records for AD/CNs requiring repetitive accomplishment of identical action may be restricted to initial and most recent accomplishment.

          2. SB Accomplishment Records for all SBs accomplished on the Engine and Parts including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority. Records shall be returned in dedicated SB files segregated by the Engine and Parts and shall be in SB number order. Records for SBs requiring repetitive accomplishment of identical action may be restricted to initial and most recent accomplishment. SBs carried out to satisfy AD requirements shall be returned with AD records and need not be duplicated in SB files.

          3. Modification Accomplishment Records for all modifications accomplished on the Engine and Parts including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance and approval authority. Records shall be returned in dedicated modification files segregated by Engine and Parts and shall be organized in a fashion that allows documents for a particular modification to be located quickly and efficiently. Modifications carried out to satisfy AD/CN requirements shall be returned with AD/CN records and need not be duplicated in modification files.

                                      6-6

(d)  The Engine Documents shall include the following Quality Assurance
     Statements:

          1. Statement of total Engine Flight Hours and total Engine Cycles on the Engine at Engine transfer.

          2. Automated Record System procedures and Security Control (as applicable to Lessee's records keeping system).

          3. List of Repair Stations used by Lessee including Part 145 Certification and Letter to Repair Stations authorizing release of records to Lessor upon request.

          4. Report detailing Incidents or Accidents (if none, signed statement to that effect).

(e) The Engine Documents shall include a list of all records and documentation transferred with the Engine.

                                      6-7

                                   SCHEDULE 7
                             INSURANCE REQUIREMENTS

1.1  TYPES OF INSURANCE

The Insurances required to be maintained are as follows:

     (a) HULL ALL RISKS of loss or damage while flying, taxiing and on the ground with respect to the Engine on an agreed value basis for the Agreed Value and with a deductible not exceeding the Deductible Amount or such other amount agreed by Lessor from time to time; provided that, neither the Lessee nor any Permitted Sub-Lessee shall be required to maintain all-risk flight hull insurance with respect to any period in which the Engine is on the ground and properly stored;

     (b) HULL WAR RISKS AND ALLIED PERILS in accordance with the London form LSW555B or its equivalent form reasonably acceptable to Lessor (or an agreement of the United States Government to insure against or indemnify for substantially the same risks), from time to time, with respect to the Engine, (I) in an amount not less than the Agreed Value for such Engine, and (II) maintained with independent insurers of internationally recognized reputation and responsibility.

     (c) ALL RISKS Coverage (including war and allied risk and spares insurance except when on the ground or in transit other than by air as is customarily available) property insurance on all Engines and Parts when not installed on any aircraft, including engine test and running risks, on the basis of their fair market replacement value; provided, however, that Lessee shall carry all risk spares insurance with respect to all Engines subject to the Lease, which insurance shall include intransit coverage, covering any damage which may occur while such Engine is in Lessee's care, custody and control, but not then attached to an aircraft, in a minimum amount not less than the Agreed Value for such Engine, with a deductible not exceeding the Spares Deductible Amount or such other amount agreed by Lessor from time to time; and

     (d) COMPREHENSIVE AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY. Coverage for a combined single limit (bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the policy to the extent usual and customary from the leading international insurance markets for comparable operators operating similar engines in similar circumstances. In addition, without limitation of the requirements of the preceding sentence (and notwithstanding anything to the contrary contained in the preceding sentence), the Lessee shall in all events maintain in effect, at all times during the Term, war risk and allied perils liability insurance in accordance with the London

                                      7-1
          form AVN52C (as in effect on September 1, 2001) or its equivalent form reasonably acceptable to Lessor (or an agreement of the United States Government to insure against or indemnify for substantially the same risks), from time to time, with respect to the Engine, (I) in an amount not less than the greater of (x) the amount of war risk and allied perils liability insurance from time to time applicable to similar aircraft owned or operated by the Lessee and (y) $350,000,000 per occurrence, and (II) maintained with independent insurers of internationally recognized reputation and responsibility.

          During any period that the Engine is in storage, the Lessee may, so long as the Lessee takes reasonable measures to protect the Engine, modify the insurance required by this Clause 1.1(d) to modify the amounts of public liability and property damage insurance, the scope of the risks covered and the type of insurance, in all circumstances to conform to such insurance as is customary in the United States airlines industry for regional air carriers similarly situated with the Lessee in respect of similar engines which are grounded, not in operation and stored, provided that in all instances, the amounts of coverage and scope of risk covered and the type of insurance shall be at a minimum no less favorable than the insurance as from time to time applicable to engines owned or leased by Lessee on the ground, not in operation and stored.

1.2  TERMS OF HULL AND SPARES INSURANCE

All required hull and spares insurance, so far as it relates to the Engine, will:

     (a) ADDITIONAL INSUREDS: name the Lessor, its successors and permitted assigns as additional insureds for its respective rights and interests (without imposing on any such Person any obligation imposed on the insured, including the liability to pay any calls, commissions or premiums);

     (b)  LOSS PAYEE: name the Lessor as loss payee;

     (c) 50/50 PROVISION: if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (Lloyd's Aviation Underwriter's Association Standard Policy Form AVS. 103 is the current London market language);

     (d) NO OPTION TO REPLACE: confirm that the insurers are not entitled to replace the Engine in the event of an insured Event of Loss.

1.3  TERMS OF LIABILITY INSURANCE

All required liability insurances will:

     (a) ADDITIONAL INSUREDS: include each Indemnitee, as an additional insured for its respective rights and interests, warranted, each as to itself only (except each Affiliate of an Indemnitee shall be considered the same as the Indemnitee for this purpose only), no

                                      7-2
          operational interest (without imposing on any such Person any obligation imposed on the insured, including the liability to pay any calls, commissions or premiums);

     (b) SEVERABILITY: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured; and

     (c) PRIMARY POLICY: contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, each Indemnitee or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies.

1.4  TERMS OF ALL INSURANCES

All Insurances will:

     (a) LESSEE PRACTICE: be at least of the type usually carried by the Lessee with respect to similar equipment in its fleet covering risks of the kind customarily insured against by the Lessee;

     (b)  DOLLARS: provide cover denominated in Dollars;

     (c) WORLDWIDE: operate on a worldwide basis subject to such territorial limitations and exclusions may be reasonably acceptable to Lessor;

     (d) BREACH OF WARRANTY: provide that, in relation to the interests of each of the Indemnitees, the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective Indemnitees (or its Affiliates) seeking protection and shall insure the interests of each of the Indemnitees regardless of any breach or violation by Lessee, or any other person other than the respective Indemnitees (or its Affiliates) seeking protection of any warranty, declaration or condition, contained in such Insurances;

     (e) SUBROGATION: provide that the insurers will hold harmless and waive any rights of recourse or subrogation against the additional insureds;

     (f) PREMIUMS: provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off, counter-claim or other deduction, by attachment or otherwise, in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the any Engine or Part the subject of the relevant claim;

     (g) CANCELLATION/CHANGE: provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least 30 days after written notice by registered mail or telex of any cancellation, lapse or change has been sent by insurer(s) to Lessor, or where

                                      7-3
          an insurance broker is appointed to the insurance broker who shall promptly send on such notice to Lessor, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

     (h) INITIATING CLAIMS: contain a provision entitling any Indemnitee to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

     (j) INDEMNITIES: accept and insure the indemnity provisions of the Lease to the extent of the risks covered by the policies.

1.5  DEDUCTIBLES

Lessee shall be responsible for any and all deductibles under the Insurances (other than those in respect of insurance maintained by Lessor or any other Indemnitee pursuant to Clause 1.8 of this Schedule).

1.6  APPLICATION OF INSURANCE PROCEEDS

The Insurances will be endorsed to provide for payment of proceeds as follows:

     (a) EVENT OF LOSS: all insurance payments received as the result of an Event of Loss with respect to an Engine occurring during the Term will be paid to Lessor as loss payee, and Lessor will pay or cause to be paid any remaining balance of those amounts to Lessee after deduction of all amounts which may be then due and payable by Lessee to Lessor under the Lease (including under Section 11.1(b) of the CTA);

     (b) EXCEEDING DAMAGE NOTIFICATION THRESHOLD: all insurance proceeds of any property, damage or loss to any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor as loss payee, for payment to or at the direction of Lessee upon performance by Lessee of its repair or replacement obligations in accordance with the Lease;

     (c) BELOW DAMAGE NOTIFICATION THRESHOLD: insurance proceeds in amounts below the Damage Notification Threshold shall be paid by the insurer directly to Lessee;

     (d) LIABILITY PROCEEDS: all insurance proceeds in respect of third party liability will be paid by the insurers to the relevant third party in satisfaction of the relevant liability or to Lessee and/or Lessor in reimbursement of any payment so made;

     (e) DEFAULT: notwithstanding any of the foregoing paragraphs, if at the time of the payment of any such insurance proceeds an Event of Default or Special Default has occurred and is continuing, all such proceeds will be paid to Lessor, Owner or Financing Parties' Representative, as the case may be, or retained to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor or Owner, as the case may be, may elect until such time as no Event of Default or Special Default is

                                      7-4
     continuing and then applied as described above; and to the extent that insurance proceeds are paid to Lessee, Lessee agrees to hold such proceeds in trust and comply with the foregoing provisions and apply or pay over such proceeds as so required.

1.7  UNITED STATES GOVERNMENTAL INDEMNITY

Notwithstanding any provisions contained in Section 9 of the CTA or this Schedule to the contrary, Lessor agrees to accept in lieu of insurance required hereunder indemnification or insurance from the United States Government against such risks and in such amounts and on such terms such that when added to the Insurance maintained by Lessee (or Permitted Sub-Lessee), Lessee (or Permitted Sub-Lessee) complies with the requirements of Section 9 and this Schedule, PROVIDED that on or prior to the date of such agreement, the Lessee (or Permitted Sub-Lessee) shall provide an officer's certificate of the Lessee (or Permitted Sub-Lessee) certifying that any such insurance or indemnity provides protection no less favorable than insurance coverage that would comply with
Section 9 and this Schedule.

1.8 INSURANCE FOR OWN ACCOUNT

Nothing in Section 9 of the CTA or this Schedule shall prohibit the Lessor, any other Indemnitee or the Lessee from obtaining insurance with respect to the Engine for its own account (including, without limitation, in the case of the Lessee, hull insurance under the same policies maintained pursuant to Section 9 of the CTA and this Schedule in amounts in excess of those required to be maintained pursuant to Section 9 of the CTA and this Schedule) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the availability of coverage or payment of any insurance required to be obtained or maintained pursuant to Section 9 of the CTA and this Schedule, it being understood that all salvage rights to the Engine shall remain with the Lessee's insurers at all times.

                                      7-5

                                   SCHEDULE 9
                                EVENTS OF DEFAULT

Each of the following events or conditions constitutes an Event of Default:

     (a) NON-PAYMENT: Lessee fails to make (i) any payment of Rent, Supplemental Rent, or Agreed Value when due and such failure shall continue for a period of 3 Business Days or (ii) any payments that become due and payable hereunder (other than payments of Rent, Supplemental Rent and Agreed Value) within 10 days after receipt by the Lessee of a written demand therefor from the Lessor; or

     (b)  INSURANCE: Lessee fails to comply with any provision of Section 9 or
          Schedule 7 or any insurance required to be maintained under the Lease is cancelled or terminated, or a notice of cancellation is given and the same is not cured within 3 Business Days prior to such cancellation becoming effective so as to ensure continued compliance by Lessee with the insurance requirements of this Agreement; or

     (c) BREACH: Lessee fails to comply with any other provision of the Lease not referenced in this Schedule 9, and shall continue unremedied for a period of 15 days after delivery of notice of such failure from the Lessor to the Lessee, unless such failure is curable and does not pose any material risk of loss of title to the Engine by Lessor or Owner or loss of possession of the Engine by Lessee, and the Lessee shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 45 days after delivery of such notice; or

     (d) REPRESENTATION: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to the Lease or in any document or certificate or statement delivered pursuant to the Lease is or proves to have been incorrect in any material respect when made or deemed to be repeated and shall remain material at the time in question and shall not be remedied within 10 days after notice thereof has been given to the Lessee by the Lessor, unless such incorrectness is curable and Lessee shall, after delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 45 days after the delivery of such notice; or

     (e) CROSS-DEFAULT: Lessee shall receive notice of default or exercise of remedies with respect to the payment or performance of any Financial Indebtedness of Lessee and any such default or exercise of remedies results in an acceleration of such Financial Indebtedness; provided, however, that the aggregate amount of any such Financial Indebtedness is in excess of $5,000,000 (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present value of the remaining rent payable thereunder); or

                                      9-1

     (f)  BANKRUPTCY, ETC:

     (i) Lessee consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or a substantial part of its property or its consolidated property, or Lessee admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of debtors, or provides for an agreement, composition, extension or adjustment with its creditors, or any board of directors or shareholder action is taken by Lessee in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

          (ii) An order, judgement or decree is entered by any court appointing, without the consent of Lessee, a custodian, receiver, trustee or liquidator of or sequestering any substantial part of Lessee's property, and any such order, judgement or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof or at any time an order for relief is granted; or

          (iii) An involuntary petition against Lessee or other proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within 90 days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganisation or winding-up of debtors which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any substantial part of Lessee's property, and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 90 days or at any time an order for relief is granted in such proceeding; or

     (g) SUSPENSION OF BUSINESS: Lessee suspends for a period exceeding 5 days or ceases or takes substantive steps to cease to carry on all or a substantial part of its business as a Certificated Air Carrier (other than as a result of a labor dispute with Lessee's employees or mandatory action by a Government Entity that applies to all Certificated Air Carriers operating aircraft similar to the Lessee); or

     (i) CHANGE OF CONTROL: any single Person or group of Persons acquire control of Lessee in violation of the terms and conditions of Section 8.7(vi); provided, however, if Lessee fails to perform or observe any of the provisions of Section 8.7(vi) which are contained in that certain Letter Agreement dated the date hereof between Lessee and Aviation

                                      9-2

          Financial Services Inc., as lessor, no Event of Default shall arise under this paragraph (i) until such failure continues unremedied for a period of 30 days after delivery of notice of such failure from Lessor or Lessee, unless such failure is curable and Lessee shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 120 days after delivery of such notice; or

     (j) DELIVERY: Lessee fails to comply with its obligation under Section 4 to accept delivery of the Engine or Lessee fails to comply with any of its obligations under Schedule A of the Engine Lease Agreement; provided, however, that no Event of Default shall arise under this paragraph (j) if Lessee satisfies its obligations under Section 4.3(b) hereof; or

     (k)  LETTER OF CREDIT:

          (i) the issuer of the Letter of Credit (if any) fails to make any payment under that Letter of Credit when due; or

          (ii) any such Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or

          (iii) any of the events listed in paragraph (f) above applies to such issuer (references in those sub-paragraphs to Lessee being deemed to be to the issuer); or

          (iv) where applicable, any Letter of Credit is not renewed, extended or reissued within the time, or replaced when, required by
                 Section 5.14;

                 and each reference in this paragraph (k) to "the issuer" shall include a reference to any confirming bank for the Letter of Credit.

     (l) REDELIVERY: Lessee fails to return the Engine to Lessor on the Expiry Date in accordance with Section 12, unless Lessee is diligently proceeding to correct any deficiencies in the condition of the Engine and cures all such deficiencies within 60 days after the Expiry Date; or

     (m) LITIGATION: a judgement for the payment of money not covered by insurance in excess of $5,000,000.00 (or the equivalent thereof in other currencies) shall be rendered against Lessee and the same shall remain undischarged for a period of 30 days, unless during such period, execution of such judgement shall have been effectively stayed by agreement of the parties involved or by court order or such judgement shall have been adequately bonded; or

     (n)  GUARANTEE:

          (i) any representation or warranty made by Guarantor (if applicable) is or proves to have been incorrect in any material respect when made or deemed to be repeated or Guarantor (if applicable) fails to make any payment or comply with any other obligation under the Guarantee when due; or

                                      9-3

          (ii) the Guarantor (if applicable) repudiates, revokes or claims that it has no further obligations under the Guarantee or the Guarantee ceases to be in full force or, for any reason, ceases to be the legal, valid and binding obligation of Guarantor (if applicable); or

          (iii) any of the events listed in paragraph (f) or (g) above occurs in respect of Guarantor (if applicable) (and for purposes of this paragraph(s), references in those paragraphs to Lessee shall be deemed to be references to Guarantor); or

     (o) TRANSFER/LESSEE REQUIREMENTS: Lessee makes or permits any assignment or transfer of the Lease, or any interest herein, or of the right to possession of the Engine or any Part, or any obligations under the Lease, or Lessee subleases the Engine, in any case except as expressly permitted in the Lease;

     (p)  ENGINE LOSS: Lessee fails to timely comply with its obligations under
          Section 11.1(b) with respect to an Event of Loss; or

     (q) RELATED AIRFRAME DEFAULT: A default shall have occurred and be continuing under any lease or financing arrangement for any Related Airframe, and as a result there is a material risk that title to the Engine could be lost by Lessor or possession of the Engine could be lost by Lessee.

                                      9-4

                                   SCHEDULE 10

                      FORM OF LEASE TERMINATION CERTIFICATE

The undersigned hereby certify that the Master Engine Lease Agreement dated as of _________, ____ between the undersigned Lessor and undersigned Lessee, and as further described in the Appendix attached hereto, has terminated in respect of the Engines identified on Exhibit A hereto (except as described in Section 15.1 of the CTA attached thereto) and such aircraft engines are no longer subject to the terms thereof. This certificate may be executed in one or more counterparts each of which when taken together shall constitute one and the same instrument.

      DATED this __________ day of ____________________, __________

LESSOR                                      LESSEE

[     INSERT LESSOR'S NAME     ]            [    INSERT LESSEE'S NAME    ]

By:                                         By:
   ----------------------------                ------------------------------


Title:                                      Title:
     --------------------------                  ----------------------------

                                      11-1

                                   SCHEDULE 11

GE Engine Leasing,
GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut  06327

     Attention: GE Engine Leasing General Counsel
     Fax No.: (203) 585-0028

Gentlemen/Ladies:

     The undersigned is the owner and lessor to [INSERT NAME OF LESSEE] of the [INSERT MAKE AND MODEL OF AIRFRAME] airframe bearing manufacturer's serial number ___________ (the "AIRFRAME").
Alternate first sentence: The undersigned holds a security interest in the [INSERT MAKE AND MODEL OF AIRFRAME] airframe bearing manufacturer's serial number ____________ (the "AIRFRAME"), operated by [INSERT NAME OF LESSEE].

We understand that you will lease to [INSERT NAME OF LESSEE] the [INSERT MAKE AND MODEL OF ENGINE] aircraft engine bearing manufacturer's serial number ____________ (the "ENGINE"), which may be installed on the Airframe.

     We hereby agree that we shall recognize your rights and interests in, and the rights and interests of [INSERT NAME OF HEAD LESSOR/FINANCING PARTY, IF ANY (THE "THIRD PARTY")] in the Engine installed on the Airframe and, notwithstanding any contrary provisions of applicable laws, our rights and benefits under which are hereby waived to the extent in conflict with this letter, we shall not claim, as against you or the Third Party, any right, title or interest in the Engine as a result of the Engine being installed on the Airframe.

     This letter shall be governed by and construed in accordance with the laws of the State of New York, USA.

[INSERT NAME OF LESSOR/SECURITY HOLDER]

By:
    --------------------
Title:
       ------------------

                                      11-1

                                   SCHEDULE 12
                         FORM OF ENGINE LEASE SUPPLEMENT

ENGINE LEASE SUPPLEMENT NO. __, dated ___________, ______, between AVIATION FINANCIAL SERVICES INC., a corporation organized under the laws of ______________ ("Lessor"), and CHAUTAUQUA AIRLINES, INC., a corporation organized under the laws of the State of New York ("Lessee").

     Lessor and Lessee have previously entered into that certain Engine Lease Agreement dated as of December __, 2001, including the CTA as defined therein (collectively, herein referred to as the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery from time to time of an Engine Lease Supplement substantially in the form hereof for the purpose of leasing the engine described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease and this Engine Lease Supplement relate to the Engines and Parts as more precisely described below and in the Certificate of Acceptance. A counterpart of the Lease is attached hereto and this Engine Lease Supplement and the Agreement shall form one document.

     In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under the Lease, that certain AE3007A1P aircraft Engine (which Engine has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in the Annex hereto, together with the Engine Documents described in the Lease (the "Delivered Engine").

2. The Delivery Date of the Delivered Engine is the date of this Engine Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Engine shall commence on the Delivery Date and shall end on the Expiry Date, which shall be _____________[insert date].

4. The amount of Rent for the Delivered Engine is set forth in Schedule B to the Engine Lease Agreement.

5. Lessee hereby confirms to Lessor that (i) the Delivered Engine have been duly marked in accordance with the terms of Section 8.6(a)(i) of the CTA, (ii) the Engine is insured as required by the Lease, (iii) the representations and warranties of Lessee referred to in Section 2.1 of the CTA are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Engine, Lessee acknowledges that the Delivered Engine satisfies all conditions required for Lessee's acceptance of delivery as set forth in the Lease or as otherwise expressly set forth in the Certificate of Technical

                                      13-1

Acceptance, and (v) the execution and delivery of this Engine Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Engine for all purposes hereof and of the Lease.

6. All of the terms and provisions of the Lease are hereby incorporated by reference in this Engine Lease Supplement to the same extent as if fully set forth herein.

7. This Engine Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Engine Lease Supplement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Engine Lease Supplement No. __ to be duly executed as of the day and year first above written.

LESSOR,                                           LESSEE,

[INSERT LESSORS NAME]                             [INSERT LESSEE'S NAME]


By:                                         By:
   -----------------------------                -----------------------------


`Name:                                       Name:
     ---------------------------                  ---------------------------


Title:                                      Title:
      --------------------------                   --------------------------

                                      13-2

                                                                           ANNEX

                              DESCRIPTION OF ENGINE

Manufacturer                   Manufacturer's Model               Manufacturer's
                                                                  Serial No.
--------------------------------------------------------------------------------
Rolls Royce                        AE 3007A1P                     CAE 311

Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                      13-3

                                   SCHEDULE 13

                            FORM OF LETTER OF CREDIT

                      IRREVOCABLE STANDBY LETTER OF CREDIT


BENEFICIARY:
[Name of Lessor]
Attention: ______________
201 High Ridge Road
Stamford, CT. 06927

     This Letter of Credit is provided in connection with the leasing of [engine type and serial no.], by [Name of Lessor] to Chautauqua Airlines, Inc. This letter of credit however creates primary obligations on us and is independent of the lease.

At the request of Chautauqua Airlines, Inc. ("CUSTOMER") for account of same, we hereby establish this irrevocable Letter of Credit to authorise you to draw on _____ _____ an amount or amounts not exceeding in aggregate USD _____ ( _____ United States Dollars) upon receipt by us of the following demand certificate from [Name of Lessor] ("BENEFICIARY"):

"The undersigned is an authorised signatory of [Name of Lessor] ("BENEFICIARY").
     Beneficiary hereby draws upon your irrevocable Letter of Credit dated _____ _____ . Beneficiary hereby instructs you to transfer US$ _____ ( _____ United States Dollars) to [INSERT APPROPRIATE BANK DETAILS], immediately, with telex confirmation to us of such payment."

We hereby agree with you that drawings drawn under and in compliance with the terms of this Letter of Credit received on or prior to _____ _____ will be duly honoured upon receipt by us of such a demand certificate. Partial drawings are permitted.

If a drawing by you hereunder does not, in any instance, conform to the provisions of this Letter of Credit, we shall give you prompt notice that the purported drawing was not effected in accordance with such provisions, stating the reasons therefor, and that we are holding any documents presented in connection therewith at your disposal or are returning the same to you, as we may elect.

This Letter of Credit is transferable and constitutes an obligation to make payment against documents. Except to the extent the express provisions hereof conflict, this Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 ("UNIFORM CUSTOMS").

                                      13-1

As to matters not expressly governed by the Uniform Customs this Letter of Credit is governed by and shall be construed in accordance with the laws of the state of California, United States and any disputes arising out of or in connection with this Letter of Credit shall be resolved before the United States District Court for the Northern District of California and any California state court sitting in the City of San Francisco, California.

                                      13-2

     Signed.


----------------------                               ----------------------

Authorised Signature                                 Authorised Signature

                                      13-3

                                   SCHEDULE 14

                        FORM OF LETTER OF QUIET ENJOYMENT

From:_________("[Owner]/[Financing Party]")

To:  Chautauqua Airlines, Inc. ("Lessee")

                                                                          [Date]

Dear Sirs,


RE: Rolls Royce _____________ Aircraft Engine Manufacturer's Serial Number _______ (the "Engine")

     Engine Lease Agreement dated [ ] as amended, supplemented or modified from time to time (the "Lease") between ___________ ("Lessor") and the Lessee.

1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease.

2. In consideration of your entering into the Engine Lease Agreement dated [ ] and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we confirm to you that so long as no Event of Default has occurred and is continuing under the Lease, [Owner]/[Financing Party] will not interfere with Lessee's right to quiet use and possession of the Engine during the Term.

3. The foregoing undertaking is not to be construed as restricting any rights of [Owner]/[Financing Party] to dispose of the Engine to such persons and on such terms as [Owner]/[Financing Party] considers appropriate, subject to the Lease.

                                      14-1

4. The rights conferred by this letter are granted only to the Lessee and do not extend to any assignee or sub-lessee of the Lessee.

5. This letter shall be governed by and construed in accordance with the laws of California.

                                      14-2

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.


[[Owner]/[Financing Party]]


By:
   --------------------

Name:

Title:

Accepted and Agreed this ___ day of ____, 20___


for and on behalf of

Chautauqua Airlines, Inc.


By:
   --------------------

Name:

Title:

                                      14-3

                                      14-4